AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000
                                                      REGISTRATION NO. 333-92849
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                            AMENDMENT #1 TO FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                             GO 2 PHARMACY.COM, INC.
                   (FORMERLY INNOVATIVE HEALTH PRODUCTS, INC.)
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)


                FLORIDA                                  5961                                592 600 232
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                   -------------------------------------------
                              6950 BRYAN DAIRY ROAD
                                 LARGO, FL 33777
                                 (727) 544-8866

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   -------------------------------------------
                          KOTHA S. SEKHARAM, PRESIDENT
                              6950 BRYAN DAIRY ROAD
                                 LARGO, FL 33777
                                 (727) 544-8866

 (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                   ------------------------------------------
                                   COPIES TO:
                             GREGORY SICHENZIA, ESQ.
                         SICHENZIA, ROSS & FRIEDMAN, LLP
                        135 WEST 50TH STREET, 20TH FLOOR
                            NEW YORK, NEW YORK 10020
                                 (212) 664-1200
                   ------------------------------------------
                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                   ------------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
==================================== ================ ======================= ======================== ================
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
                                     AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
 TITLE OF EACH CLASS OF SECURITIES     REGISTERED        PER SECURITY(1)             PRICE(1)                FEE
         TO BE REGISTERED
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, $.01 par value(2)         1,150,000            $ 10.00              $  11,500,000             $3,036
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Underwriter's Warrants(3)                 150,000            $  0.01              $         100                 (4)
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, $.01 par value(5)           150,000            $ 12.00              $   1,800,000               $475
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
TOTAL                                                                             $  13,300,100             $3,511
==================================== ================ ======================= ======================== ================

(1) Estimated solely for the purpose of determining the registration fee.
(2) Includes 150,000 shares of common stock, $.01 par value per share, subject to sale upon exercise of the Underwriter's over-allotment option.
(3) The Underwriter's Warrant is for the purchase of common stock, $.01 par value per share.
(4) No fee pursuant to Rule 457(g).
(5) Represents shares of common stock, $.01 par value per share, issuable to the underwriter upon exercise of the underwriter's warrants.
                           --------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                    SUBJECT TO COMPLETION DATED MAY 12, 2000

                             GO 2 PHARMACY.COM, INC.

                        1,000,000 SHARES OF COMMON STOCK



GO 2 PHARMACY.COM, INC.:          o  Our principal executive offices are located at 6950 Bryan Dairy Road,
                                     Largo, Florida 33777 and our telephone number is (727) 544-8866.

                                  o  Proposed Nasdaq SmallCap Market Symbol: GORX

THE OFFERING:                     o  This is the initial public offering of Go 2 Pharmacy.com, Inc. There has been no public market for our common stock prior to this offering.

                                  o  We are offering 1,000,000 shares of our common stock.

                                  o  The underwriters have a 45-day option to purchase an additional
                                     150,000 shares of our common stock, at the offering price to cover any over-allotments.

     YOUR INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5.

------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


------------------------------------------------------ -------------------------- -------------------------
                    THE OFFERING                               PER SHARE                   TOTAL
------------------------------------------------------ -------------------------- -------------------------
Public offering price...................................        $10.00                  $10,000,000
Underwriting discounts..................................        $ 1.00                   $1,000,000
Proceeds  to Go 2 Pharmacy.com..........................        $ 9.00                   $9,000,000
------------------------------------------------------ -------------------------- -------------------------



                     KASHNER DAVIDSON SECURITIES CORPORATION

                               PROSPECTUS SUMMARY


                             GO 2 PHARMACY.COM, INC.


Our Business......................     We manufacture, package and ship high-quality private label dietary supplements, over-the-counter drugs, and health and beauty care products for companies worldwide.  We also develop and manufacture our own branded dietary supplements and health and beauty care products for distribution to consumers, marketing companies, wholesalers and retailers.  We are currently expanding our business to launch an online business to business portal and a pharmacy benefit management division for institutional customers.

                                       Simultaneous with this offering, we will acquire the Delaware corporation Go 2
                                       Pharmacy.com, Inc. and launch our web site under www.go2pharmacy.com, a business to business portal for healthcare and pharmacy product resources.
                                       Through our web site, we will provide over-the-counter drugs, durable medical equipment, medical supplies and health and beauty care products directly to nursing homes, assisted living facilities, and personal care residences across the country. We currently have a contracted membership roster of approximately 25 nursing homes  representing approximately 6000 beds.

                                       In addition, we are in the process of forming a new pharmacy benefit manager division which will administer drug benefits for member based health organizations nationwide. We intend to enter into contractual relationships with health maintenance organizations, insurance companies, preferred provider organizations, corporate health plans and self-insured labor union plans to provide pharmacy benefit management services to their members.

Our Products......................     We primarily manufacture dietary supplements, over-the-counter-drugs, and health and beauty care products for others (a process known as private label manufacturing).  In addition, we develop, manufacture and distribute our own branded dietary supplements and health and beauty care products.  Some of our branded products include "Nutrisure(TM)" meal replacement powder, "Physician's
                                       Pharmaceuticals(TM)" dietary supplements, and "Arth-Aid(TM)" roll-on and cream for arthritis.

Our Customers.....................     Our private label customers include mass marketing companies, physicians, universities, network marketing and direct sales companies.  Our brand product customers are retail consumers, marketing companies, wholesalers and retailers, including independent pharmacies, regional and national chain drug stores, direct mail companies, mass merchandisers, deep discounters and brokers.  Our institutional customers include personal care residences, assisted living facilities and nursing homes.  Our online customers will include wholesale, institutional, and business to business customers.

Our Industry......................     The total United States market for vitamins, and nutritional and herbal supplements is estimated at $29.9 billion by the Nutrition Business Journal.


                                       The market for over-the-counter drugs is $29 billion, health and beauty aids $29 billion, and vitamins and nutritional supplements $9 billion, as estimated by
                                       Corporate Research Group.

                                       According to Corporate Research Group, the pharmacy benefit management market had revenues of approximately $20 billion in 1998, up 4% since 1997. Membership among the top 13 pharmacy benefit managers was 226.6 million lives in 1998, which accounted for approximately 38% of the 2.6 billion prescriptions dispensed in the United States in 1998.

Our Strategy......................     Our strategy is to build a multi-faceted business that capitalizes on the
                                       Internet's efficiency to link our manufacturing operations directly to our customers.  We are developing sales and marketing strategies to build our web site recognition among long-term care facilities and other health product consumer organizations, while building brand awareness of our proprietary products.

Our Manufacturing                      We conduct manufacturing operations from our 33,222 square foot production,
Operations.........................    laboratory and office facility, located in Largo, Florida, and our 9,694 square foot manufacturing facility, located in Tampa, Florida.

Our Principal Offices.........         Our principal executive offices are located at 6950 Bryan Dairy Road, Largo,
                                       Florida 33777 and our telephone number is (727) 544-8866.  We are a Florida corporation.


                                  THE OFFERING

Shares Outstanding..................   We have 6,050,000 shares of common stock and 150,000 shares of Series A preferred stock outstanding prior to this offering, assuming completion of the transactions described in this prospectus.

Shares Offered......................   We are offering 1,000,000 shares of our common stock. Upon completion of the offering there will be 7,050,000 shares of common stock and 150,000 shares of
                                       Class A preferred stock outstanding.  We have granted the Underwriters of this offering a 45-day option to purchase 150,000 shares of common stock to cover any over-allotments.

Use of Proceeds.....................   We intend to use the net proceeds of this offering for business expansion, web site development, marketing and advertising efforts, debt retirement, computer hardware and software upgrades, and general working capital purposes which may include the acquisition of an institutional pharmacy.

Proposed Trading
Symbol..............................   We have applied to list our common stock on the Nasdaq SmallCap Market under the proposed symbol "GORX."

Forward-Looking
Statements..........................   This prospectus contains forward-looking statements that address, among other things, our expansion and acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our development of additional revenue sources.  The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions.  We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.


          SUMMARY SELECTED FINANCIAL DATA AND PRO FORMA FINANCIAL DATA


       The summary financial data set forth below have been derived from our audited and unaudited financial statements included in this prospectus beginning on page F-1.



                                                      Year Ended                   Nine Months Ended
                                                       March 31,                       December 31,
                                              ----------------------------     ----------------------------
                                                   1998           1999             1998            1999
                                              -------------  -------------     -------------   ------------
                                                                                (Unaudited)     (Unaudited)
STATEMENTS OF OPERATIONS DATA:
Revenues ...................................  $  1,906,935   $  4,845,876      $  3,429,753    $  4,506,961
Cost of goods sold .........................     1,388,816      3,419,046         2,599,535       2,972,424
                                              -------------  -------------     -------------   -------------
Gross profit ...............................       518,119      1,426,830           830,218       1,534,537
Selling, general and administrative
     expenses...............................       468,578      1,504,514         1,144,640       1,468,410
                                              -------------  -------------     -------------   -------------
Income (loss) from operations ..............        49,541        (77,684)         (314,422)         66,127
Other income (expenses), net ...............           434       (158,721)          (88,467)       (140,936)
                                              -------------  -------------     -------------   -------------
Income (loss) before income taxes ..........        49,975       (236,405)         (402,889)        (74,809)
Income taxes ...............................            --             --                --              --
                                              -------------  -------------     -------------   -------------
Net income (loss) ..........................  $     49,975   $   (236,405)     $   (402,889)   $    (74,809)
                                              =============  =============     =============   =============

Basic and diluted income (loss)
     per share..............................  $        .02   $       (.08)     $       (.13)   $       (.02)
                                              =============  =============     =============   =============
Basic and diluted weighted average
     number of common shares
     outstanding ...........................     3,000,000      3,000,000         3,000,000       3,000,000
                                              =============  =============     =============   =============

                                                                                                 As of
                                                                                           December 31, 1999
                                                                                    ------------------------------
                                                                     As of
                                                                 March 31, 1999       Actual          As Adjusted
                                                                 --------------     -------------   --------------
                                                                                     (Unaudited)      (Unaudited)
BALANCE SHEETS DATA:

Cash and cash equivalents ..............................         $     16,206       $     84,761    $   8,589,761
                                                                 ============       ============    =============
Working capital (deficit) ..............................         $ (2,347,718)      $   (316,093)   $   8,078,787
                                                                 ============       ============    =============
Total assets ...........................................         $  5,585,046       $  5,025,662    $  43,280,662
                                                                 ============       ============    =============
Long-term obligations, less current portion.............         $  1,292,849       $    605,229    $     605,229
                                                                 ============       ============    =============
Shareholders' equity (deficit)..........................         $   (302,256)      $  1,122,935    $  39,377,935
                                                                 ============       ============    =============

       The numbers in the column captioned "As Adjusted" under the heading "As of December 31, 1999" have been adjusted to reflect our sale of 1,000,000 shares of common stock at an assumed public offering price of $10.00 per share, our application of the estimated net proceeds and the acquisition of the Delaware corporation Go 2 Pharmacy.com, Inc.

                                  RISK FACTORS

       AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE DECIDING WHETHER TO INVEST, YOU SHOULD READ AND CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

     OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION. Numerous state and federal government agencies extensively regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products. Specifically, our pharmacy and dietary supplement operations are subject to significant regulatory and licensing requirements, as are our pharmacy benefit management services. The broad and subjective language used in legislation regulating our business often makes strict compliance difficult to achieve, however we employ a full-time compliance officer for this purpose. Nonetheless, our failure or inability to comply with applicable laws and governmental regulations may result in civil and criminal penalties that could materially and adversely affect our business.

     In addition to current government regulation, the U.S. House of Representatives Committee on Commerce and the General Accounting Office are reviewing the regulation of online pharmacies to curb unlicensed prescription sales over the Internet. Current proposals before these committees include increasing industry reporting and monitoring guidelines, as well as improving patient record confidentiality and security standards under the Health Insurance Portability and Accountability Act of 1996. If implemented, these regulatory changes may increase our operating costs or effect our ability to freely transmit confidential medical information over the Internet. Either of these changes could materially and adversely affect our business.

     OUR BUSINESS MAY EXPERIENCE SIGNIFICANT VOLATILITY IN QUARTERLY EARNINGS AND COMMON STOCK VALUE. Our quarterly operating results could fluctuate due to many factors, including:

     o trends and general conditions in the pharmacy and health product industry and our ability to recognize these trends and market new products that effectively respond to them;

     o our introduction of new products;
     o our competitors' introduction of new products;
     o the loss of one or more significant customers;
     o increased media attention on the use and efficacy of dietary supplements;
     o consumers' perceptions of our products and operations, or those of our competitors; and
     o the availability of raw materials from suppliers.

     Our failure to produce operating results that meet securities analysts' or investor expectations in one or more quarters may materially and adversely affect the price of our common stock and our business.

     OUR ONLINE SERVICES MAY NOT BE ABLE TO ATTRACT AND MAINTAIN BUSINESS TO BUSINESS CUSTOMERS. Our web site competes with both e-commerce and traditional shopping methods for dietary, health and beauty care and pharmaceutical products. Due to this competition, we may not be able to convert customers from traditional shopping methods or draw them from our online competitors. Among other things, our potential customers may be concerned with shopping at our web site due to shipping costs, delivery time, product availability, credit security, confidentiality, and customer service. We may be delayed in building a substantial customer base due to these customer concerns.

     OUR BUSINESS IS GREATLY AFFECTED BY MEDIA PUBLICITY. We are highly dependent upon consumers' perceptions of the safety and quality of our products, as well as products distributed by other companies. National media publicity associated with mistakes in prescription deliveries or labeling, or illness or other harmful effects caused by the use of our products (or similar products distributed by other companies) may adversely affect our business. In addition, future research reports on dietary supplements that contradict or suggest less favorable results than earlier research may adversely affect our business. The publication of reports suggesting that dietary supplements may be harmful or ineffective may materially and adversely affect our business, regardless of whether the reports are scientifically supported or based on our products' recommended dosage.


         OUR BUSINESS IS SUSCEPTIBLE TO PRODUCT LIABILITY CLAIMS. We inherently face the risk of product liability claims based on injuries caused by the use of our products. In the event that we do not have adequate insurance, product liability claims relating to our products may materially and adversely affect our business.



         THERE ARE NO CLINICAL STUDIES DOCUMENTING OUR PRODUCTS' LONG-TERM EFFECTS. Although many of the ingredients in our dietary supplements are vitamins, minerals, herbs and other substances with a long history of human consumption, some of these products contain ingredients without such a history. In addition, although the ingredients contained in our products are approved by various regulatory agencies, there is little long-term experience with human consumption of some of these product ingredients in concentrated form. We cannot assure that our products, even when used as directed, will have the intended effects or that they will not have harmful side effects. Such unintended effects may result in adverse publicity or product liability claims that may materially and adversely affect our business.

         WE FACE INTENSE COMPETITION IN THE PHARMACY AND DIETARY SUPPLEMENT INDUSTRY. The pharmacy and dietary supplement industries are highly competitive. Numerous companies compete with us in the development, manufacture and marketing of dietary supplements and the sale of pharmacy products. In addition, we face strong competition in our online and traditional distribution channels from private label supplements offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains. Many of these competitors are larger and have greater financial, personnel, manufacturing, distribution, marketing and other resources than we do. Competition from these companies may materially and adversely affect our business.

         OUR BUSINESS IS DEPENDENT UPON OUR RAW MATERIALS SUPPLIERS. We obtain most of the raw materials used in the manufacture of our products from third-party suppliers. Many of the raw materials used in our products are harvested internationally. We cannot assure that suppliers will provide the raw materials we need, in the quantities we request, or at a price we are willing to pay. In addition, interruptions in our suppliers' production that are beyond our control may delay delivery of our raw materials. Our inability to obtain adequate supplies of raw materials for our products at favorable prices, or at all, may materially and adversely affect our business.

         OUR BUSINESS IS SUSCEPTIBLE TO BREAKDOWN OR LOSS OF OUR MANUFACTURING FACILITIES. Our operating results depend upon the continued operation of our manufacturing facilities in Florida. The operation of dietary supplement manufacturing plants involves many risks, including the breakdown, failure or substandard performance of equipment, natural and other disasters, and the need to comply with government agency directives. In addition, our manufacturing facilities are located in central Florida, a region that has historically been susceptible to potentially catastrophic hurricanes. Any damage to, or destruction of, our manufacturing facilities due to any of these causes may materially and adversely affect our business.



         OUR PRODUCTS HAVE LIMITED TRADEMARK PROTECTION. Our policy is to pursue registrations for all of the trademarks associated with our key proprietary products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Generally, common law trademark rights are limited to the geographic area in which the trademark is actually used, while a United States federal trademark registration enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain foreign jurisdictions where our products are sold. We cannot assure that the protection available in such jurisdictions, if any, will be as extensive as the protection available to us in the United States. In addition, because we have no patents on our proprietary products, another company may replicate them. Inadequate trademark and patent protection of our proprietary products may materially and adversely affect our business.


         WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR DOMAIN NAMES AGAINST INFRINGEMENT IN OTHER

COUNTRIES. We have registered the Internet domain name "Go 2 pharmacy.com" in the United States, as well as other related names. While these domain names are regulated by Internet agencies, this regulation may change in the United States and other countries worldwide. These changes may establish new domain names, registrars, or regulations on registration of domain names. As a result, we may not acquire or maintain the "Go 2 pharmacy.com" domain name in all countries in which we conduct business.

         WE MAY FACE LIABILITY FOR OUR WEB SITE CONTENT. We may face potential liability for negligence, trademark, copyright, patent, defamation, indecency and other claims based on the content we post on our web site. We may also face potential liability for unauthorized duplication of other parties' web content or proprietary technology. In the event that such liability arises, our general liability insurance may not cover all liability stemming from potential claims of this type. Any such liability that our insurance does not fully cover could materially and adversely affect our business.

         OUR SALES MAY BE NEGATIVELY AFFECTED IF INTERNET SALES TAXES ARE ADOPTED. Our Internet product sales currently are not subject to sales tax, except for purchases made in the state of Florida. Nonetheless, if individual states or the federal government choose to impose sales tax obligations on out-of-state e-commerce transactions our revenues and growth potential may be materially and adversely affected.

         GOVERNMENTAL REGULATION OF THE INTERNET AND DATA TRANSMISSION OVER THE INTERNET COULD AFFECT OUR BUSINESS. Discussions of legislation regarding Internet communications or commerce have become more prevalent in recent sessions of the U.S. Congress. Specifically, many government agencies and consumers have voiced concern regarding security and confidentiality of medical and pharmaceutical records online. Internet law, however, remains largely unsettled, and we cannot currently determine how existing laws governing privacy, libel and taxation may affect Internet business such as our own. In the future, more stringent consumer protection laws in the United States and abroad could impose additional burdens on e-commerce companies and online pharmaceutical companies in particular, due to the sensitive nature of medical and pharmaceutical records. The adoption or modification of such laws or regulations could adversely and materially affect our business.

         WE ARE DEPENDENT ON KEY MANAGEMENT PERSONNEL FOR OUR FUTURE SUCCESS. As a small company, with only 45 employees, our success depends greatly on our senior management team. The loss of one or more of these employees may materially and adversely affect our business.


         WE MAY NOT BE ABLE TO FULFILL OUR GROWTH STRATEGY IF WE ARE UNABLE TO CONSUMMATE FUTURE ACQUISITIONS. We expect to pursue additional acquisitions in the future as a part of our business strategy. We cannot assure that attractive acquisition opportunities will be available to us or that we will be able to obtain funds necessary for future acquisitions. If we are unable to consummate future acquisitions, our business, financial condition and operating results may be materially and adversely affected.


         OUR ARTICLES OF INCORPORATION AND BYLAWS CONTAIN PROVISIONS THAT MAY DISCOURAGE TAKEOVERS OR MAKE THEM MORE DIFFICULT. Certain provisions of our articles of incorporation and bylaws, as well as certain sections of the Florida Business Corporation Act, and our board of directors' ability to issue shares of preferred stock and to establish voting rights, preferences and other terms of our stock, may be deemed to have an anti-takeover effect and may discourage takeover attempts that are not first approved by our board of directors. This anti-takeover effect may discourage takeovers which shareholders may deem to be in their best interests.

RISKS RELATED TO THIS OFFERING


         OUR COMMON STOCK HAS NO PRIOR PUBLIC TRADING MARKET AND THE OFFERING PRICE OF OUR COMMON STOCK MAY BE ARBITRARY. Prior to this offering, there has been no active public market for our common stock. We cannot predict the extent to which a trading market will develop, if at all, or how liquid that market may become. The initial public offering price of our common stock for this offering will be determined by negotiations with Kashner Davidson Securities Corporation and may not be indicative of the market price of our common stock after this offering. The offering price of our common stock is not related to assets, earnings, book value, or other criteria traditionally used to value companies. You should not consider the offering price as representative of the actual value of our common stock. The price of our common stock is subject to change due to market conditions and other factors. We cannot assure that you will be able to resell our common stock at the offering price.

         OUR COMMON STOCK PRICE MAY FALL UPON THE FUTURE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK. Future sales of our common stock in the public market, or even the possibility of such sales, may materially and adversely affect the market price of our common stock. There were 6,050,000 shares of common stock outstanding before this offering, assuming completion of our acquisition of the Delaware corporation, Go 2 Pharmacy.com, Inc. Substantially all of such shares are "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933. All of these restricted shares of our common stock will become eligible for resale under Rule 144 one year from the day that the shares offered herein are deemed "effective" by the Securities & Exchange Commission.



         OUR CONTROLLING SHAREHOLDERS MAY EXERCISE SIGNIFICANT CONTROL OVER US FOLLOWING THIS OFFERING. The shares offered in this prospectus represent a minority portion of our outstanding voting shares. Before this offering, our directors, executive officers and principal shareholders beneficially owned approximately 98.4% of the outstanding shares of our common stock. Following this offering, they will beneficially own approximately 72.7% of our outstanding shares, or approximately 71.2% if the over-allotment option is exercised in full. Our shareholders do not have cumulative voting rights with respect to the election of directors. If our principal shareholders vote together, they could effectively elect all of our directors.

         INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION OF OUR COMMON STOCK'S BOOK VALUE. If you purchase our common stock in this offering, the net tangible book value of the common stock will experience immediate and substantial dilution. We estimate that this dilution will be approximately $8.75 per share, or approximately 87.5%.

                                 USE OF PROCEEDS

         We estimate that we will receive net proceeds of approximately $8,255,000 from our sale of the 1,000,000 shares of common stock offered by us with this initial public offering (approximately $1,350,000 if the underwriter fully exercises its over-allotment option). This estimate is based on an initial public offering price of $10.00 per share and is after deducting estimated underwriting discounts and commissions, the underwriter's non-accountable expense allowance and other estimated offering expenses payable by us. We expect to use the net proceeds of this offering for the following purposes:

                                                           Amount    Percentage
                                                        -----------  ----------

Business expansion..................................... $ 2,300,000     27.9%
Web site development, maintenance and upgrades.........   1,000,000     12.1%
Debt retirement........................................   2,030,000     24.6%
Marketing..............................................     500,000      6.0%
Computer hardware and software.........................     190,000      2.3%
Working capital and general corporate purposes.........   2,235,000     27.1%
                                                        ------------ ----------
    Total.............................................. $ 8,255,000    100.0%
                                                        ============ ==========

-------------------


            Business expansion includes amounts allocated for the purchase and installation of manufacturing equipment for:

            o  an automated liquid line;
            o  an automated powder line;
            o other automated equipment to meet the higher standards of over-the-counter drug manufacturing; and
            o  interior construction of additional manufacturing facilities.

            Debt retirement includes amounts to be expended to repay all of our indebtedness outstanding under:

            o the credit line portion of our existing credit facility with The CIT Group/Credit Finance of approximately $900,000, including fees and accrued and unpaid interest;
            o the obligation under our existing credit facility with First Community Bank of America of approximately $486,000, including fees and accrued and unpaid interest;
            o the term loan portion of our existing credit facility with The CIT Group/Credit Finance of approximately $365,000, including fees and accrued and unpaid interest;
            o our obligation to First Community Bank of America of approximately $85,000, including fees and accrued and unpaid interest;
            o our capital lease obligations to JDR Capital Corporation of approximately $168,000, including fees and accrued and unpaid interest; and
            o our capital lease obligation to Commerce Security Bank of approximately $26,000, including fees and accrued and unpaid interest.

            Our credit facility consists of a $2,000,000 revolving line of credit, a portion of which is in the form of a 60-month term loan. The note bears interest at the Prime Rate of The Chase Manhattan Bank in New York, New York, plus 2.25% per annum on the unpaid outstanding principal of each advance, payable monthly. The note is secured by a blanket lien on all of our assets, exclusive of certain leased assets.

              Amounts to be expended for working capital and general corporate purposes may include development and marketing of our branded products, hiring of additional personnel including office, accounting, production, warehouse and management personnel, and any cash payment required for our pharmacy acquisition.

         We routinely evaluate potential acquisitions of businesses and or product lines that would compliment or expand our business or further our strategic goals. We may use a portion of the net proceeds of this offering for one or more such transactions; however, we currently have no commitments or agreements with respect to such transactions.



                                 DIVIDEND POLICY

         We have not paid any cash dividends on our common stock and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors. Our current credit facility with The CIT Group prohibits the payment of dividends.

                                    DILUTION

         As of December 31, 1999, our net tangible book value was $263,755 or $.09 per share of common stock. Net tangible book value per share is determined by dividing a company's tangible net worth (total assets, net of intangible assets, less total liabilities) by the number of outstanding common shares. Our pro forma net tangible book value as of December 31, 1999 would have been approximately $8,768,755 or $1.25 per share, without taking into account any change in our net tangible book value after December 31, 1999 and after deducting underwriting discounts and commissions, the Underwriter's non-accountable expense allowance and other estimated offering expenses. This represents an immediate increase in the net tangible book value of $1.16 per share to existing shareholders and an immediate dilution of $8.75 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share..........................         $10.00
  Net tangible book value per share as of December 31,1999....... $ .09
  Increase per share attributable to this offering...............  1.16
                                                                  -----

Pro forma net tangible book value per share after this offering..           1.25
                                                                          ------

Dilution to new investors........................................         $ 8.75  (87.5%)
                                                                          ======   =====

         The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by the existing shareholders and by new investors in this offering on a pro forma basis as of December 31, 1999.

                               SHARES PURCHASED          TOTAL CONSIDERATION
                            ----------------------     ------------------------      AVERAGE PRICE
                             NUMBER        PERCENT        AMOUNT        PERCENT        PER SHARE
                            ---------      -------     ------------     ------       -------------

Existing shareholders       6,000,000       85.7%      $    60,000         .6%           $  .01
New investors               1,000,000       14.3%      $10,000,000       99.4%           $10.00
                            ---------      ------      ------------     ------
Total                       7,000,000      100.0%      $10,060,000      100.0%
                            =========      ======      ============     ======

                                 CAPITALIZATION

         The following table summarizes our long-term obligations and capitalization as of December 31, 1999 and as adjusted as of that date to reflect our sale of 1,000,000 shares of common stock and our application of the estimated net proceeds, and after deducting the underwriting discounts and our estimated offering expenses. The information in the table assumes an initial public offering price of $10.00 per share. The information in the table should be read in conjunction with the more detailed combined financial statements and notes presented elsewhere in this prospectus.

                                                                                   DECEMBER 31, 1999
                                                                           ---------------------------------
                                                                               ACTUAL           AS ADJUSTED
                                                                           -------------      --------------

Long-term obligations, less current portion ...........................    $    605,229       $      52,864

Shareholders' equity:
   Preferred stock, no par value, 6,000,000 shares authorized,
   150,000 shares issued and outstanding ..............................       1,500,000           1,500,000
   Common stock, $.01 par value, 24,000,000 shares authorized,
     3,000,000 shares issued and outstanding; 7,000,000 shares issued
     and outstanding, as adjusted .....................................          30,000              70,000
   Additional paid-in capital .........................................              --          38,215,000
   Accumulated deficit ................................................        (407,065)           (407,065)
                                                                           -------------       -------------
   Net shareholders' equity ...........................................       1,122,935          39,377,935
                                                                           -------------       -------------
Total capitalization...................................................    $  1,728,164        $ 39,430,799
                                                                           =============       =============


ADDITIONAL INFORMATION ABOUT FINANCIAL PRESENTATION

         OPTIONS AND WARRANTS. Unless this prospectus indicates otherwise, all information presented in this prospectus assumes no exercise of the Underwriter's over-allotment option, Kashner Davidson Securities Corporation's warrants to purchase 150,000 shares of common stock in connection with this offering, or warrants or options outstanding or available for grant under the Company's 1999 Stock Option Plan.

                             SELECTED FINANCIAL DATA

         The selected statement of operations data for the year ended March 31, 1999, and the following selected balance sheet data as of March 31, 1999 are derived from our audited financial statements included elsewhere in this prospectus and have been audited by Brimmer, Burek & Keelan LLP. The selected statement of operations data for the year ended March 31, 1998 and the following selected balance sheet data as of March 31, 1998 are derived from the audited financial statements included elsewhere in this prospectus and have been audited by Kirkland, Russ, Murphy & Tapp. The following selected statements of operations data for the nine month periods ended December 31, 1998 and 1999, and the following selected balance sheet data as of December 31, 1999, are derived from our unaudited financial statements that, in the opinion of our management, contain all adjustments necessary for a fair presentation of such data. The following selected financial data have been prepared in accordance with generally accepted accounting principles. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing elsewhere in the prospectus. The selected interim financial data presented below do not necessarily indicate our operating results or our performance for the full year.

                                                                     YEAR ENDED               NINE MONTHS ENDED
                                                                      MARCH 31,                  DECEMBER 31,
                                                                      ---------                  ------------
                                                                1998            1999         1998           1999
                                                                ----            ----         ----           ----
                                                                                          (UNAUDITED)    (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Revenues ..............................................     $ 1,906,935    $ 4,845,876    $ 3,429,753    $ 4,506,921
Cost of goods sold ....................................       1,388,816      3,419,046      2,599,535      2,972,424
                                                            ------------   ------------   ------------   -----------
Gross profit ..........................................         518,119      1,426,830        830,218      1,534,537
Selling, general and administrative expenses ..........         468,578      1,504,514      1,144,640      1,468,410
                                                            ------------   ------------   ------------   ------------
Income (loss) from operations .........................          49,541        (77,684)      (314,422)        66,127
Other income (expenses), net ..........................             434       (158,721)       (88,467)      (140,936)
                                                            ------------   ------------   ------------   ------------
Income (loss) before income taxes .....................          49,975       (236,405)      (402,889)       (74,809)
Income taxes ..........................................              --             --             --             --
                                                            ------------   ------------   ------------   ------------
Net income (loss) .....................................     $    49,975    $  (236,405)   $  (402,889)   $   (74,809)
                                                            ===========    ===========    ===========    ===========
Basic and diluted income (loss) per share .............     $      0.02    $     (0.08)   $     (0.13)   $     (0.02)
                                                            ===========    ===========    ===========    ===========
Basic and diluted weighted average number of
  common shares outstanding ...........................       3,000,000      3,000,000      3,000,000      3,000,000
                                                            ============   ============   ============   ============



                                                                  AS OF MARCH 31,          AS OF DECEMBER 31,
                                                                  ---------------          ------------------
                                                                1998             1999            1999
                                                                ----             ----            ----
                                                                                              (UNAUDITED)
BALANCE SHEETS DATA:
Cash and cash equivalents ..........................        $   239,604      $    16,206      $    84,761
                                                            ===========      ===========      ===========
Working capital (deficit) ..........................        $   (17,048)     $(2,347,718)     $  (426,213)
                                                            ===========      ===========      ===========
Total assets .......................................        $   873,998      $ 5,585,046      $ 5,025,662
                                                            ===========      ===========      ===========
Long-term obligations, less current portion ........        $   258,974      $ 1,292,849      $   605,229
                                                            ===========      ===========      ===========
Shareholder's equity (deficit) .....................        $   (65,851)     $  (302,256)     $ 1,122,935
                                                            ===========      ===========      ===========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The statements contained in this prospectus are not purely historical statements, but rather include what we believe are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "the company believes", "management believes" and similar words or phrases. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including factors set forth in the following discussion and in the discussions under "Risk Factors" and "Business." Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.


         We derive our revenues from developing, manufacturing and wholesaling a wide variety of non-prescription dietary supplements, and health and beauty care products. Revenues are billed and recognized as product is produced and shipped, net of discounts, allowances, returns and credits. We have not experienced any material loss of revenues and do not anticipate any significant losses in the future. Revenues have increased from $1.9 million for the fiscal year ended March 31, 1998 to $4.8 million for the fiscal year ended March 31, 1999, primarily due to the acquisition of Energy Factors in June 1998, increased marketing efforts and the introduction of new products in the private label markets.

         Cost of goods sold is comprised of direct personnel compensation, statutory and other benefits associated with such personnel and other direct manufacturing and material product costs. Cost of goods sold also includes indirect costs relating to labor to support the warehousing of production and manufacturing overhead. Research and development expenses are charged against cost of goods sold as incurred and are not material to our operations. Selling, general and administrative costs include administrative, sales and marketing and other indirect operating costs. Interest and other income (expense) consists primarily of interest expense associated with borrowings to finance capital equipment expenditures and other working capital needs.

         We have no income tax provision for the periods presented due to net operating losses. These net operating losses may be carried forward for up to 20 years. As such, we do not anticipate any liability for income taxes for the fiscal year ended March 31, 2000.

RESULTS OF OPERATIONS

         The following table sets forth selected statements of operations data as a percentage of revenues for the periods indicated.

                                                                         Pro Forma
                                                         Year Ended      Year Ended        Nine Months Ended
                                                          March 31,       March 31,           December 31,
                                                       --------------    ----------      ----------------------
                                                       1998      1999       1999          1998         1999
                                                       ----      ----       ----          ----         ----
                                                                                       (Unaudited)   (Unaudited)
Revenues ........................................      100.0%    100.0%    100.0%         100.0%       100.0%
Cost of goods sold ..............................       72.8      70.6      72.3           75.8         66.0
                                                       -----     -----     -----          -----        -----
Gross profit ....................................       27.2      29.4      27.7           24.2         34.0
Selling, general and administrative expenses.....       24.6      31.0      69.3           33.4         32.6
Other expense, net ..............................         --       3.3       3.2            2.6          3.1
                                                       -----     -----     -----          -----        -----
Income (loss) before income taxes ...............        2.6      (4.9)    (44.8)         (11.8)        (1.7)
Income taxes ....................................         --        --        --             --           --
                                                       -----     -----     -----          -----        -----
Net income (loss) ...............................        2.6%     (4.9)%   (44.8)%        (11.8)%       (1.7)%
                                                       ======    ======    ======         ======       ======

FISCAL YEAR ENDED MARCH 31, 1999 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1998

         REVENUES. Revenues increased $2.9 million, or 154.1%, to $4.8 million in 1999 as compared to $1.9 million in 1998. The increase is primarily attributable to increased volume of private label sales resulting from continued expansion of marketing efforts and the introduction of new products, and increased sales associated with the June 1998 acquisition of Energy Factors.

         GROSS PROFIT. Gross profit increased $909,000, or 175.4%, to $1.4 million in 1999 as compared to $518,000 in 1998. Gross margin increased from 27.2% in 1998 to 29.4% in 1999. The increase was primarily attributable to a change in the mix of sales, which yields a higher gross margin.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses consist primarily of advertising and promotional expenses; personnel costs related to general management functions, finance, accounting and information systems, payroll expenses and sales commissions; professional fees related to legal, audit and tax matters; and depreciation and amortization expense. Selling, general and administrative expenses increased $1.0 million, or 221.1%, to $1.5 million in 1999 as compared to $469,000 in 1998. The increase was primarily due to additional advertising, promotional and payroll expenses to support increased net sales and our growth, as well as additional amortization of goodwill and depreciation of fixed assets associated with the June 1998 acquisition of Energy Factors. As a percentage of sales, selling, general and administrative expenses increased to 31.0% in 1999 from 24.6% in 1998.

          INTEREST INCOME (EXPENSE), NET. Interest expense, net of interest income, increased $247,000 to $252,000 in 1999, from $5,000 in 1998. The increase in interest expense in 1999 is a result of greater borrowings to finance the purchase of additional machinery and equipment, to make necessary plant modifications, and for financing of additional working capital needs with the expansion of our operations.

         INCOME TAXES. We have no income tax provision for 1998 due to the utilization of net operating losses not previously recognized and we have no income tax provision for 1999 due to net operating losses. These net operating losses may be carried forward for up to 20 years. As such, we do not anticipate any liability for income taxes for the fiscal year ended March 31, 2000.

         We believe that there was no material effect on our operations or on our financial condition as a result of inflation in 1999 and 1998. We also believe that our business is not seasonal; however, significant promotional activities can have a direct impact on sales volume in any given quarter.

NINE MONTHS ENDED DECEMBER 31, 1999 COMPARED TO NINE MONTHS ENDED
  DECEMBER 31, 1998

         REVENUES. Revenues increased $1.1 million, or 31.4%, to $4.5 million for the nine months ended December 31, 1999, as compared to $3.4 million for the nine months ended December 31, 1998. The increase is primarily attributable to increased volume of private label sales resulting from continued expansion of marketing efforts and the introduction of new products and increased sales associated with the June 1998 acquisition of Energy Factors.

         GROSS PROFIT. Gross profit increased $704,000, or 84.8%, to $1.5 million for the nine months ended December 31, 1999, as compared to $830,000 in the corresponding period. Gross margin increased from 24.2% for the nine months ended December 31, 1998 to 34.0% for the nine months ended December 31, 1999. The increase was primarily attributable to a change in the mix of sales, which yields a higher gross margin.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $324,000, or 28.3%, to $1.5 million for the nine months ended December 31, 1999, as compared to $1.1 million in the corresponding period. The increase was primarily due to additional advertising, promotional and payroll expenses to support increased net sales and our growth. As a percentage of sales, selling, general and administrative expenses decreased to 32.6% for the nine months ended December 31, 1999, from 33.4% in the corresponding period.

         INTEREST INCOME (EXPENSE), NET. Interest expense, net of interest income, increased $72,000 to $252,000 for the nine months ended December 31, 1999, from $180,000 in the corresponding period. The increase in interest expense for the period is a result of greater borrowings to finance the purchase of additional machinery and equipment, to make necessary plant modifications, and for financing of additional working capital needs with the expansion of our operations.

         INCOME TAXES. We have no income tax provision for 1998 due to the utilization of net operating losses not previously recognized and we have no income tax provision for 1999 due to net operating losses. These net operating losses may be carried forward for up to 20 years. As such, we do not anticipate any liability for income taxes for the fiscal year ended March 31, 2000.

         We believe that there was no material effect on our operations or on our financial condition as a result of inflation in 1999 and 1998. We also believe that our business is not seasonal; however, significant promotional activities can have a direct impact on sales volume in any given quarter.

LIQUIDITY AND CAPITAL RESOURCES

         We have financed our operations through available borrowings under our credit line facilities and through borrowings from our parent company. We had a working capital deficit of $2.3 million at March 31, 1999, inclusive of current portion of long-term obligations, obligations under our credit line facility, and obligations to our parent company, as compared to a working capital deficit of $17,000 at March 31, 1998.

         Net cash used in operating activities was $1.3 million for fiscal 1999, as compared to net cash provided by operating activities of $26,000 for fiscal 1998. The usage of cash is primarily attributable to an increase in accounts receivable $553,000, as a result of increased sales by us during such period, and an increase in inventory $485,000, an increase in other assets $149,000, a decrease in prepaid expenses and other current assets $60,000, a decrease in accounts payable $31,000, and a decrease in accrued expenses $56,000.

         Net cash used in investing activities was $76,000, representing the purchase of property and equipment, and plant modifications $175,000, partially offset by proceeds from an involuntary conversion of land $99,000.

         Net cash provided by financing activities was $1.2 million representing net borrowings on lines of credit $949,000, proceeds of long-term obligations $620,000, net borrowings from our parent company and affiliates $420,000, partially offset by repayments of long-term obligations $832,000.

         Management believes that cash expected to be generated from operations, current cash reserves, and existing financial arrangements will be sufficient for us to meet our capital expenditures and working capital needs for our operations as presently conducted. Our future liquidity and cash requirements will depend on a wide range of factors, including the level of business in existing operations, expansion of facilities and possible acquisitions. In particular, we plan to add additional manufacturing lines and purchase additional fully automated manufacturing equipment to meet our present and future growth. Our plans will require the leasing of additional facilities to accommodate a liquid processing line. We will need the proceeds of this offering for general working capital purposes to support future growth, the retirement of debt, and the planned expansion of our facilities, manufacturing lines, and equipment.

         In May 1998, $100,000 was loaned to Energy Factors, before Energy Factors was acquired by Dynamic, for the purpose of assisting Energy Factors with its working capital needs.

         In June 1998, Energy Factors was acquired by our parent company, from U.S. Diversified Technologies, Inc. U.S. Diversified Technologies, Inc. was to receive 400,000 shares of Series A Convertible Preferred Stock of Dynamic in exchange for all of the issued and outstanding stock of Energy Factors. As a result of the completion of the December 31, 1997 audited financial statements for Energy Factors the number of shares issued to U.S. Diversified Technologies, Inc. was reduced to 310,000, in accordance with a right of set-off provided for in the acquisition agreement. The Series A Preferred Stock was valued at $2.50 per share based on several factors, including prices of recent common stock issuances of Dynamic's common stock. Subsequent to the acquisition, Energy Factors changed its name to Innovative. In February 2000, its name was changed to Go2Pharmacy.com, Inc.



         In February 1999, we established a $2,000,000 credit facility to provide additional working capital to support our continued growth. A portion of the proceeds from this line of credit were funded in the form of a 60-month term loan for approximately $491,000, for repayment of certain capital lease obligations. The remainder of this credit facility is in the form of a revolving line of credit. The note bears interest at the Prime Rate of The Chase Manhattan Bank in New York, New York, plus 2.25% per annum on the unpaid outstanding principal of each advance, payable monthly. The note is secured by a blanket lien on all of our assets, exclusive of certain leased assets. The note is also secured by all of the assets of Dynamic and by personal guarantee from our Chairman of the Board. The credit facility provides substantial penalties for early termination. At December 31, 1999, the outstanding principal balance on the line of credit was approximately $1,121,000.

         In August and September 1999, we borrowed $86,500 from our Chairman of the Board. The notes bear interest at 10% per annum and are payable on demand. The notes have since been repaid.

         In September 1999, we transferred our land and building in Largo, Florida to Dynamic at net book value, which we believe approximated fair market value on the date of transfer, based upon a recent independent appraisal of the property. In conjunction with the transfer, Dynamic satisfied all of our outstanding mortgages on the premises. In addition, approximately $430,000 of our obligation to Dynamic was extinguished, which represented the difference between net book value and amounts outstanding under existing mortgages.

         In September 1999, $1.5 million of our obligation to Dynamic was converted to 150,000 shares of our preferred stock.

         In September 1999, we agreed to lease the facility in Largo, Florida, from Dynamic, pursuant to a ten-year lease that expires on September 30, 2009. We have an option to renew the lease at the end of the ten-year term. The rental under the lease is $16,000 per month subject to annual inflationary adjustments.

         We believe that material affiliated transactions and loans, and business relationships entered into by us with certain of our officers, directors and our parent company or its affiliates were on terms no less favorable than we could have obtained from independent third parties.

         In December 1999, we established a $500,000 revolving line of credit with First Community Bank of America, to provide us with additional working capital. The note bears interest at a variable rate, with an initial rate of 6.5% per annum on the unpaid outstanding principal of each advance, payable monthly. The note is secured by a guarantee in the form of a Third Party Pledge Agreement in favor of First Community Bank of America, from the parent. The principal on the note is due and payable on November 10, 2000. The note or any portion thereof may be prepaid without penalty. At December 31, 1999, the outstanding principal balance on this note was approximately $484,000.

         In December 1999, we established a loan with First Community Bank of America, for the purchase of manufacturing equipment. The principal amount of the note is approximately $90,000. The note bears interest at 9.5% per annum. Principal and interest on the note are payable in 36 equal monthly payments, in the amount of $2,873.24, commencing February 5, 2000. The final payment of any unpaid balance of principal and interest on the note will be due on January 5, 2003.

YEAR 2000 STATEMENT

         The Year 2000 issue involves computer recognition of the change from the year 1999 to year 2000 by hardware and software systems and computer controlled devices and equipment used in our operations. The failure of any hardware and software systems or equipment to timely and accurately recognize such change could have resulted in partial or complete systems failure.

         We did not experience any failure of our own systems or those of any third party with whom we conducts business, as a result of the Year 2000. We cannot predict whether the failure of any such third party to be Year 2000 compliant will have a materially adverse affect on our business.

                                    BUSINESS

OVERVIEW

         At Go 2 Pharmacy.com, Inc., we manufacture, package and ship high-quality private label dietary supplements, over-the-counter drugs, and health and beauty care products for companies worldwide. We also develop and manufacture our own branded dietary supplements and health and beauty care products for distribution through various outlets. We are currently expanding our business to launch an online business to business portal and a pharmacy benefit management division for institutional customers.

         Our primary business is manufacturing private label products for a wide range of customers worldwide. Our customers include mass marketing companies, physicians, universities, network marketing and direct sales companies. We manufacture, package and ship these products from our two facilities located in the Tampa Bay, Florida area.

         In addition to our private label business, we develop, manufacture and distribute our own branded dietary supplements and health and beauty care products. Some of our brand products include "Arth-Aid" roll-on and cream for arthritis, "Nutrisure" meal replacement powder, and "Physician's Pharmaceuticals" dietary supplement product line. We distribute these products to retail consumers, marketing companies, wholesalers and retailers, including independent pharmacies, regional and national chain drug stores, direct mail companies, mass merchandisers, deep discounters and brokers. In addition, we intend to distribute these branded products to institutional buyers through our new web site, www.go2pharmacy.com. In April 2000, we formed a new subsidiary under the name Breakthrough Engineered Nutrition, Inc. as a Florida corporation, for the purpose of marketing and distributing our own branded product, Lean Protein, which we believe to be the world's first zero carbohydrate, high protein snack chip.

         Simultaneous with this offering, we will launch www.go2pharmacy.com, a business to business portal for healthcare and pharmacy products resources. Our web site will be one of the first business to business healthcare and pharmacy product portals of its kind. Through the web site, we will provide over-the-counter drugs, durable medical equipment, medical supplies and health and beauty care products directly to nursing homes, assisted living facilities, and personal care residences across the country. We intend to develop this portal to become a premier online provider of pharmacy products for institutional and long-term care facilities seeking convenience and savings. Our web site's registered users currently include approximately 25 nursing homes, representing approximately 6000 beds. In addition, we are currently forming strategic alliances with health maintenance organizations, insurance companies, retail chains, and other health related associations to attract new members. We also intend to partner with vendors who can supply products for our users' operations to enhance both our web site and our manufacturing revenues.

         We recently formed a new pharmacy benefit manager division. This division will administer drug benefits for health maintenance organizations, insurance company plans, preferred provider organizations, self-insured corporate health plans and Taft-Hartley self-insured labor unions. As a pharmacy benefit manager, we manage all member benefits in low risk plans, while taking an exclusively administrative role in higher risk plans. Our administrative services include claim processing, network management and customer service. We recently entered into an agreement to provide our pharmacy benefit management services to a New York State Health Maintenance Organization. In addition, the agreement will make us the organization's exclusive private label over-the-counter supplier of products including hand sanitizers, pediatric vitamin drops, and children's chewable vitamins. We expect that this new line of business will generate substantial revenue potential going forward.

         Through the development of our manufacturing, online and pharmacy benefit management efforts, we intend to provide wholesale and institutional customers with an efficient source for their pharmacy product needs.

         We were incorporated as Energy Factors, Inc., a Florida corporation, in 1985. In August 1998 we changed our name to Innovative Health Products, Inc., and in February of this year we changed our name to Go 2 Pharmacy.com, Inc, in anticipation of our acquisition of the Delaware corporation Go 2 Pharmacy.com, Inc. and the positive connotation that we believe is associated with the new name.



INDUSTRY BACKGROUND

THE GROWTH OF E-COMMERCE.

         Over the past several years, the Internet has expanded rapidly to become an important medium for finding and purchasing products and services. According to Active Media, Internet related commerce is expected to exceed $160 billion in the year 2000. International Data Corporation estimates that Internet users will total 398 million by the end of the year 2002. This growth may be attributed to many factors, including the widespread use of personal computers in the home and workplace, the decreasing cost of personal computing, the convenience of online shopping, and improving Internet security technology. We believe that this dramatic growth presents significant opportunities for companies that sell products through the Internet.

         Today tens of millions of individuals are already using the Internet to access content, purchase goods and more recently to purchase health-related products and services. In response, healthcare organizations are adopting the Internet to streamline core business processes and to expand their networks of trading partners. The Internet is changing longstanding industry structures, shifting the balance of power in many healthcare sectors and re-distributing margins among market participants.

INSTITUTIONAL BUSINESS TO BUSINESS PORTAL

         According to Corporate Research Group, the market for over-the-counter drugs, health and beauty care products, and vitamins, minerals and supplements grew 19% from 1996 through 1998. The retail and institutional markets for these products are dominated by drug stores, mass merchandisers, and food stores. These participants experience extensive inefficiencies in their purchasing cycles, resulting in significant pricing differentials among competitors. Business to business portals address this dilemma by providing consumers with more information on purchase prices, quantities, timing and product lines. Internet orders also offer the additional advantages of convenience and discount pricing.

PHARMACY BENEFITS MANAGER

         The pharmacy benefits management market had revenues of approximately $20 billion in 1998, a 4%increase over 1997, according to Corporate Research Group. Membership among the top 13 pharmacy benefit managers was 226.6 million lives in 1998. These pharmacy benefit managers processed an estimated 990 million claims in 1998, or about 38% of the 2.6 billion prescriptions dispensed in the United States in 1998.

NUTRITION

         As the United States' population ages, society has become more conscious of health related issues according to The Nutrition Business Journal. This "health consciousness" has resulted in significant growth in the dietary supplement industry. Industry researchers report that domestic sales of vitamins and dietary and herbal supplements have grown 13% annually between 1995 and 1998. The total United States market for these products is estimated at $29.9 billion by The Nutrition Business Journal. We believe that United States population dynamics dictate that this trend will continue.

                  TOTAL 1998 U.S. SALES OF PRESCRIPTION DRUGS,
              OVER-THE-COUNTER DRUGS AND HEALTH AND BEAUTY AIDS(1)
                                 ($ IN BILLIONS)

                                                                 % OF
     SEGMENT                                    1998             TOTAL
                                                ----             -----
     Prescription drugs (2)                     $122               65
     Over-the-counter drugs                       29               15
     Health and beauty aids                       29               15
     Vitamins and nutritional supplements          9                5
                                                -----            -----
     Total                                      $189              100
                                                =====            =====

------------
(1) This information was provided by Corporate Research Group.
(2) Includes retail and institutional sales.

         We expect that our combination of pharmacy benefit management services, online pharmacy services and manufacturing operations will increase our penetration of the industries in which we participate. By vertically integrating our core business operations, we believe we will achieve increased brand recognition and exposure, ancillary product and service revenues, and will be able to provide competitively priced products, with quick turn around on our manufactured products, and superior customer service.


BUSINESS STRATEGY

         We are building a multi-faceted company in which we will be able to maximize our efficiencies and capitalize on our synergies through our vertical operations. These vertical operations consist of sales and marketing, customer service, public relations, manufacturing and distribution. We will be able to support our own needs as well as those of our customers, from manufacturing through distribution. We believe our Internet link will help to expedite the sales and the distribution of our products directly to end users. We are developing sales and marketing strategies to build our web site recognition among long-term care facilities and other health product consumer organizations, while building brand awareness of our proprietary products. We believe that we have a created a solid platform to achieve our goals. To date we have:

         o Assembled a management team with experience in manufacturing, marketing, sales and technology to lead us to our sales and profit goals.

         o Entered into membership agreements with approximately 25 nursing homes, representing approximately 6000 beds, to provide a business to business platform for over-the-counter drugs, health and beauty care products, and other products used in their operations.

         o Entered into a contract with CarePlus, a New York based health maintenance organization, to provide pharmacy benefit management services to its members.

         o Entered into a letter of intent with an experienced service company that will provide the personnel, hardware and software needed to fulfill our pharmacy benefit management services at favorable rates.

         o Put together manufacturing operations and are operating as a growing anufacturing company.

         o Developed several proprietary products that are being sold to our target markets.

         o Initiated development of our web site which will offer the opportunity for long-term care facilities and other health product consumer organizations to purchase and gain information about the products and services which we can provide.

SHORT-TERM GOALS

         In addition to continuing the efforts described above, we intend to pursue the following short-term goals:

         o Increase sales by building the user base of our business to business portal at www.go2pharmacy.com to include nursing homes, assisted living facilities, and personal care residences representing at least 30,000 beds.

         o Increase sales by building a pharmacy benefit management business that services at least 200,000 members.

         o Increase sales by concentrating our marketing efforts of certain of our branded products to specific market segments.

         o Increase sales by expanding branded and private label offerings of over-the-counter drugs.

         o Increase sales by expanding branded product offerings to include generic drugs in addition to over-the-counter drugs.

         We intend to take the following steps to reach these short-term goals:

         o DEVELOP A PREMIER INSTITUTIONAL PHARMACY WEB SITE. Our goal is to develop an institutional pharmacy web site that offers secure, convenient and easy to use access to the Internet. We intend to develop our web site by expanding our online product lines and incorporating easy to use, personalized web content based on a customer's purchasing history and product usage. This personalized approach will strengthen our customer relationships and provide us with invaluable information to meet evolving customer needs. We also plan to provide the hardware, software, Internet service, and customer support that our institutional members will need to access our web site. Our web site will be built on a state of the art interactive commerce platform to enhance the services that we will offer.

         o DEVELOP STRATEGIC ALLIANCES AND PARTNERSHIPS. We will target trade associations that service long-term health care facilities, as well as private and public assisted living facilities and nursing home chains, to form alliances and partnerships to build our business to business customer base. We will offer discount and rebate programs to these organizations based on the volume of sales through our web site. We have already entered into a letter of intent with Greater New York Health Care Facilities Association to provide our products to its members. This association is a provider association servicing over 100 long-term care facilities throughout the New York metropolitan area. Through these facilities the association represents approximately 30,000 nursing home beds, which comprises approximately 35% of the nursing home beds in the state of New York.

         O DEVELOP CONTRACTUAL RELATIONSHIPS. We will target health maintenance organizations, insurance companies and corporate health unions to provide pharmacy benefit management services to their members. We have entered into a letter of intent to provide pharmacy benefit management services to Care Plus Health Plan, a Medicaid health maintenance organization located in New York. We will administer pharmacy benefit management services to approximately 60% of CarePlus' fast growing membership. We intend to develop a nationwide network of local and pharmacy chains that will service our pharmacy benefit management members' non-maintenance prescription needs.

         o PHARMACY BENEFIT MANAGEMENT SERVICES. We intend to market pharmacy benefit management services to self-insured employers, health maintenance organizations, and other large service organizations.

         o MARKET ONLINE PHARMACY. We intend to market our products to self-insured employers, pharmacy benefit managers and health maintenance organizations. We will develop awareness and recognition of our web site through a variety of marketing techniques including comarketing agreements with major online sites, by developing online content, and by advertising in trade journals and through traditional media.

         o MARKET EXISTING BRANDED PRODUCTS TO NURSING HOMES. We currently manufacture several of our own branded products. Some of these products Nutrisure, Physicians Pharmaceuticals product line, and Arth-Aid are currently being sold to nursing homes. We will market these products through major business to business Internet sites and by advertising in trade journals and through traditional media. The sale of these products through our web site is expected to offer significant brand awareness within the long-term care facility industry.

         o DEVELOP A COMPREHENSIVE SALES AND MARKETING PROGRAM FOR OUR BRANDED PRODUCTS. In addition to distribution through our web site, we intend to increase marketing of our branded products to institutional markets, health food stores, mass market retailers, and directly to consumers. We plan to increase our sales force to achieve market penetration into targeted geographical areas. Some of the sales personnel we hire will devote a substantial portion of their time enhancing relationships with our customer's key personnel, informing them of new product developments and industry trends, and aiding them in designing store displays and merchandising programs for our branded products. We also intend to employ additional financial resources for the implementation of media kits, increase our newsprint advertising, our national print media, and our direct mail marketing efforts.

         o CAPITALIZE ON OUR EXTENSIVE MANUFACTURING CAPABILITIES. As a manufacturer, we have the capability to control the product and the process from inception of an order to the distribution of a finished product to our customer. We have the facilities and equipment, the manufacturing capacity, the skilled work force, as well as the industry experience. By controlling the manufacturing process from start to finish, we believe we can minimize product costs. By utilizing our manufacturing capabilities, we intend to build institutional relationships through high quality and low cost custom product lines. In particular, one of our focal points will be custom packaged pharmacy products for institutional customers.

         o EXPANSION OF OUR MANUFACTURING ARM TO INCLUDE FOOD AND DRUG ADMINISTRATION APPROVED GENERIC AND OVER-THE-COUNTER DRUGS. We are planning to expand our manufacturing facility in Largo, Florida to manufacture generic and over-the-counter drugs. We have applied to the Food and Drug Administration for approval to manufacture and distribute these products. We have created a new division of the company dedicated to the marketing and distribution of these products through traditional retailers such as drug stores, mass merchandisers and food stores.

         o BROADEN OUR MANUFACTURING CUSTOMER BASE. We are continuously seeking ways to expand our manufacturing customer base. We intend to increase our market penetration of private label manufacturing customers by reducing manufacturing time with fully-automated high-speed manufacturing equipment, by delivering high quality products and by providing research and development support to improve our product offerings. We will also continue to develop strategic alliances with manufacturing customers.

         o PROVIDE RAPID INTRODUCTION OF NEW PRODUCTS. Much of the recent growth in the dietary supplement industry can be attributed to emotional appeal of dietary supplements and the intense consumer and media interest associated with that appeal. We feel that growth can only be maintained through the rapid introduction of products that pique the interest of health conscious consumers and maintain their interest over the long-term. We intend to increase our ongoing development and marketing of new products in order to capitalize on and create market opportunities in new market segments.

         o CREATE MORE VALUE ADDED PRODUCTS. We feel that we can differentiate ourselves from our competitors by providing customers with more value-added products. Consequently, we intend to produce and market additional, as well as enhanced, dietary supplements that integrate a variety of compounds to achieve greater bio-availability, effectiveness and product convenience.

         o PROVIDE FASTER PRODUCT DEVELOPMENT RESPONSE TO OUR CUSTOMERS' NEEDS. We believe that we can differentiate ourselves from other dietary supplement manufacturers by providing faster and more appropriate responses to our customers. Our development response time for proprietary and private label products is critical to capitalize on consumer trends and preferences. We intend to utilize these trends and preferences to expand our customer base and provide consumers with the most timely and well adapted products for their needs.

         o PURSUE STRATEGIC ACQUISITIONS. We believe that the health care, pharmaceutical and dietary supplement industies are fragmented and currently offer attractive acquisition opportunities. We intend to pursue acquisition opportunities that will broaden our product lines, provide efficiencies in manufacturing through economies of scale, broaden our customer base, complement our existing businesses and further our strategic goals.



OUR PRIVATE LABEL PRODUCTS

         Sales of our private label products accounted for substantially all of our revenues for the nine month period ended December 31, 1999. We currently manufacture products for over 400 private label customers in 47 states in the United States and ship to several countries internationally. Our private label business has a widely distributed revenue base. For the nine months ended December 31, 1999, we had sales of more than 5% of total revenues to four of our private label customers, one of which accounted for approximately 16% of total revenues and three accounting for approximately 5% to 7% of total revenues.


OUR BRANDED PRODUCTS

         To date, sales of the our branded products have not accounted for a significant portion of our revenues. We intend to employ additional marketing efforts on the sale of our branded products, which we believe will yield higher profit margins than our private label products. In addition to the branded products listed below, we also have approximately 12 other branded products, and intend to develop additional branded products. Some of our branded products include:


         o "Nutrisure (TM)" is a meal replacement powder mix with nutritious proteins, medium chain triglycerides and antioxidants that conforms with diabetic diet requirements; and

         o "Physicians' Pharmaceuticals (TM)" is a proprietary line of dietary supplements which includes vitamins, minerals and herbal supplements.

         o "Arth-Aid (TM)" arthritis cream and easy-to-use roll-on is designed to relieve arthritic pain, and is formulated with capsaicin and functional botanicals;



MANUFACTURING FACILITIES

         Our primary manufacturing facility is located in 33,222 square feet of leased space in Largo, Florida. We use this location for our executive offices and for the manufacturing, research, development, packaging and warehousing of our products. We should complete the addition of 16,000 square feet of manufacturing space at this location by the fourth calendar quarter of the year 2000. Our manufacturing facilities at this site utilize high-speed encapsulating, tableting and production line equipment. The facility is large enough to handle bulk orders, but versatile enough to provide quick response to customer needs. This site also houses our graphic arts department, which designs and prints labels for our products, and our research and development department, which develops and improves both our proprietary and private label products.

         Our second manufacturing facility is located in 9,694 square feet of leased space in the greater Tampa Bay, Florida area. This facility is registered with the United States Food and Drug Administration and is used for the manufacture and packaging of over-the-counter drugs.

         We can currently manufacture approximately 270 million tablets or capsules and four million bottles annually. Our manufacturing facilities normally operate two shifts per day, five days per week. Certain packaging lines or capsule and tablet production lines run longer as demand warrants. We operate flexible manufacturing lines that can shift output efficiently among various pieces of equipment depending upon factors such as batch size, tablets or capsule count, and labeling requirements. We strive to fulfill and ship all orders within 30-45 days. While we believe we can double our sales volume without expanding our current facilities, we will expand our manufacturing capacities upon receiving Food and Drug Administration approval for production of over-the-counter drugs. An increase in production would require additional space and personnel for warehousing and shipping operations, but would not necessarily require substantial capital investment.


RESEARCH AND DEVELOPMENT

         Our research and development department develops new concepts and formulations for our branded and private label products. Dr. Sekharam, our President, provides guidance and direction for our research and development team in product development. Our three full-time chemists perform product research and development, while our technical staff prepares cost estimates and samples based on their formulations. Prior to the final manufacture of our products, this team also develops operational procedures and pilot testing programs. Finally, our research and development regulatory staff person prepares all dietary information and label requirements.

         Our research and development laboratory is equipped with modern laboratory test equipment, including high pressure liquid chromatography, atomic absorption spectroscopy, as well as instruments to test pH, viscosity, moisture, gradient sizing, ash, melting point, refractive index, tablet hardeners and disintegration. The laboratory also has equipment for microbiological tests and stability chambers to test both long-term and accelerated shelf life of each product. We believe that our laboratory facilities are in compliance with all applicable environmental regulations.

         Generally, the novelty and uniqueness of our products yields higher profit margins. Our product development team works closely with customers to understand their needs and strengths to create products with value adding features. As our development response time is critical to capitalizing on consumer trends and preferences, we focus on meeting end-user needs as quickly as possible. For example, our touch-free arthritis relief roll-on was specially designed for customers reporting finger irritation due to the ointment's active ingredients. We believe that this type of flexibility and attention to customer needs results in more valuable and marketable products.

DISTRIBUTION

         The products we manufacture for others are distributed to health food and drug stores, and to mass merchandisers, and are directly marketed by our in-house sales force and by various other means. Our branded products are distributed to health food, drug and convenience stores, and will be distributed through our web site.


MARKETING AND SALES

         Our marketing and promotion strategy is targeted toward stimulating demand for our products and increasing brand awareness and web site recognition. We currently implement a traditional in-house sales force that markets our branded and private label products directly to wholesale and institutional customers. We also utilize product promotions and print media to reach new customers in targeted markets. We intend to increase these efforts significantly in the areas of direct sales, telesales, and traditional and online advertising.

         We plan to increase direct sales marketing by hiring additional sales representatives to contact nursing homes, assisted living facilities and personal care residences to market our institutional online services. Similarly, we plan to hire marketing representatives to contact self-insured employers, health maintenance organizations, and other health benefit provider associations to market our pharmacy benefit management services. We also intend to hire personnel to pursue contractual arrangements with pharmacies. We also intend to expand our sales force to initiate direct and regular contact with our customer's key personnel, to inform them of new product developments and industry trends, aid them in the design of store displays and create merchandising programs that promote our branded products.

         We intend to increase telesales by hiring an in-house telesales group to prospect for customers for our branded pharmaceutical products and dietary supplement products.

         We intend to increase our advertising efforts by implementing online sales and marketing techniques to increase brand awareness and direct traffic to our web site. These techniques include purchasing banner advertising on search engine web sites and Internet directories, as well as direct links from health related web sites. We feel that these efforts will supplement our strategic agreements and traditional advertising efforts as well.


SALES REVENUE BACKLOG

         Our manufacturing revenues are generated by fulfilling sales orders received from our customers within an average turn-around time ranging from 30-45 days. Consequently, we have experienced a backlog for future revenues at all times. As of December 31, 1999, we had approximately $872,000 in backlog sales orders.


PRINCIPAL SUPPLIERS

         We obtain all of the raw materials for the manufacture of our products from third-party suppliers primarily located within the United States. We do not have contracts with any of our suppliers to provide adequate materials required for our product manufacturing.


COMPETITION

         The manufacturing, wholesale, retail and distribution industries in which we operate are highly competitive. Numerous companies, many of which have greater size and financial, personnel, distribution and other resources than us, compete with us in our development, manufacture, distribution, wholesaling and retailing businesses. The Nutrition Business Journal estimates that there are 1,050 manufacturers and branded marketers of dietary supplements in the United States with at least $500,000 in annual sales. The Nutrition Business Journal's 1997 database includes 16 companies with over $100 million in revenues, which represents 55% of the dietary supplement market. Our branded products face substantial competition from broad line manufacturers, large private label manufacturers, and more recently from large pharmaceutical companies.

         Our branded products face substantial competition from broad line manufacturers, major private label manufacturers and large pharmaceutical companies. Increased competition from companies with greater financial, manufacturing, distribution and marketing capabilities than our own could have a materially adverse affect on our operations. We compete on the basis of product quality, cost and customer service. Our branded products' success depends primarily on our increasing brand recognition across multiple distribution channels, our ability to quickly develop, advertise, market and promote new and existing products with high quality and value, and our efficient distribution of these products.

         The online pharmacy market is a relatively new development in e-commerce. Consequently, this market is highly fragmented into the specialty areas of health, beauty, wellness, personal care and pharmacy products. Some of our competitors include:

         o online pharmacy specialists, such as planetrx.com, drugstore.com, VitaminShoppe.com, and MotherNature.com;

         o Internet portals with shopping services, such as Yahoo!, Excite, and America Online;

         o  chain drug stores, such as CVS and Walgreen's;

         o  prescription benefit managers, such as Express Scripts;

         o  warehouse clubs, such as BJ's and Costco;

         o  mail order pharmacies;

         o  major department stores, such as Macy's and Nordstrom; and

         o  health and beauty salons and spas.

         Many of these competitors currently offer online ordering of their products. In addition, many of these online and traditional competitors have longer operating histories, greater brand recognition, and substantially greater economic, marketing and other resources than we do. These resources may provide some of these competitors with greater opportunities to form joint ventures and favorable vendor agreements as this market develops. In addition, traditional pharmacies can provide customers with the ability to see and feel products, and may be able to address immediate customer product needs in ways that we cannot.


TRADEMARKS AND REGISTERED DOMAIN NAMES

         We utilize the federally registered trademarks Nutrisure (TM), Physician Pharmaceutical (TM) and Arth-Aid (TM). We also utilize the registered domain names Go2Pharmacy.com and Go2Pharmacy.net. We believe that protecting our trademarks and registered domain names is crucial to our business strategy of building strong brand name recognition and that such trademarks have significant value in the marketing of our products.

         Our policy is to pursue registrations of all the trademarks associated with our key products. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. Furthermore, the protection available, if any, in foreign jurisdictions may not be as extensive as the protection available to us in the United States.

         Although we seek to ensure that we do not infringe upon the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Any infringement claims by third parties against us may have a materially adverse affect on our business, financial condition, results of operations and cash flows.


GOVERNMENT REGULATORY MATTERS

         The manufacture, packaging, labeling, advertising, promotion, distribution and sale of our manufactured products is subject to regulation by numerous governmental agencies, particularly the United States Food and Drug Administration, which regulates our products under the Federal Food, Drug and Cosmetic Act, and the United States Federal Trade Commission, which regulates the advertising of our products under the Federal Trade Commission Act. Our products are also subject to regulation by, among other regulatory agencies, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Department of Environmental Regulation and the Occupational Safety and Health Administration. The manufacture, labeling and advertising of our products is also regulated by the Occupational Safety and Health Administration through various state and local agencies as well as foreign countries to which we distribute our products.

         Our online pharmacy, dietary supplements, health and beauty products, over-the-counter drugs, and consumer products business is subject to significant government regulation. These products are regulated by the Food and Drug Administration, Federal Trade Commission, Consumer Product Safety Commission, as well as other state and federal regulatory entities. Our online pharmacy business is also subject to significant federal and state regulatory and licensing requirements. These regulations will likely increase, as the Internet pharmacy industry expands and the use of the Internet expands. While we use our best efforts to adhere to the regulatory and licensing requirements, as well as any other requirements affecting our products, compliance with these often requires subjective legislative interpretation. Consequently, we cannot assure that our compliance efforts will be deemed sufficient by regulatory agencies and commissions enforcing these requirements. Nonetheless, we employ a compliance person to assist in these efforts. Violation of these regulations may result in civil and criminal penalties, which could materially and adversely affect our operations.

         Recent events have suggested that the regulatory requirements governing our industry may expand in the near future. For example, the United States House of Representatives' Committee on Commerce, United States General Accounting Office, and a federal interagency task force have all recently reviewed various aspects of the online pharmacy industry. These inquiries have dealt predominantly with laws governing pharmacy operations, prescription submission, patient confidentiality, and licensing requirements. In addition, the Clinton Administration proposed legislation extending federal enforcement powers and establishing new licensing guidelines to ensure online pharmacy compliance with state and federal laws. While we believe that we comply with existing federal and state pharmacy licensing requirements, ratification of these changes will likely increase our reporting and monitoring requirements.

         Our manufacture of dietary supplements is subject to significant labeling regulation. Labeling claims are governed by the Food and Drug Administration, the Federal Food, Drug and Cosmetic Act, and the recent Dietary Supplement Health and Education Act of 1994. Our manufacture of over-the-counter drugs must comply with all Food and Drug Administration guidelines and Food and Drug Administration enforced Good Manufacturing Practices regulations for those products as set forth in official monographs of the United States Pharmacoepia and other applicable laws enforced by the Food and Drug Administration. These include manufacturing and product information, such as claims in a product's labeling, package inserts, and accompanying literature. The Dietary Supplement Health and Education Act of 1994 guidelines permit certain dietary supplement labeling claims without prior authorization by the Food and Drug Administration, provided that the manufacturer has substantiation for the claims and complies with certain notification and disclaimer requirements. The legislation gives dietary supplement manufacturers more freedom to market their products, while providing consumers adequate information for informed decisions on the use of supplements.

         Under the Dietary Supplement Health and Education Act of 1994 and previous food labeling laws, supplement manufacturers may use three types of labeling claims, with the approval of the Food and Drug Administration. These claims include nutrient-content claims, disease claims, and nutrition-support claims, which include "structure-function claims." Nutrient-content claims describe the level of a nutrient in a food or dietary supplement. For example, a supplement containing at least 200 mg of calcium per serving could carry the claim "high in calcium." Disease claims show a link between a substance and a disease or health-related condition. The Food and Drug Administration authorizes disease claims based on a direct review of scientific evidence or documentation of established diet-to-health links from highly regarded scientific bodies, such as the National Academy of Sciences. For example, it is permissible to advertise a link between calcium and a lower risk of osteoporosis, if the supplement contains sufficient amounts of calcium. Nutrition-support claims describe a link between a nutrient and deficiency diseases that may result from diets lacking the nutrient. For example, the label of a Vitamin C supplement could state that Vitamin C prevents scurvy. When these types of claims are used, the label must mention the prevalence of the nutrient-deficiency disease in the United States. Finally, structure-function claims refer to the supplement's effect on the body's structure or function, including its overall effect on a person's well-being. For example, a structure-function claim could state "antioxidants maintain cell integrity." Structure-function claims must be accompanied by the disclaimer "This statement has not been evaluated by the Food and Drug Administration." This product is not intended to diagnose, treat, cure, or prevent any disease." Manufacturers who plan to use a structure-function claim on a particular product must inform the Food and Drug Administration of the use of the claim no later than 30 days after the product is first marketed. The Food and Drug Administration may then advise the manufacturer to change or delete the claim.

         Claims made for our dietary supplement products may include statements of nutritional support and health and nutrient content. The Food and Drug Administration's interpretation of what constitutes an acceptable statement of nutritional support may change in the future thereby requiring that we revise our labels. The Food and Drug Administration recently issued a proposed rule on what constitutes permitted structure/function claims as distinguished from prohibited disease claims. Although we believe our product claims comply with the law, depending on the content of the final regulation, we may need to revise our labels.

         The Food and Drug Administration issued final dietary supplement labeling regulations in 1997 that required a new format for dietary supplement product labels by March 23, 1999. All companies in the dietary supplement industry were required to comply with these labeling regulations. The Food and Drug Administration has also announced that it is considering promulgating new Good Manufacturing Practices regulations, specific to dietary supplements. Such regulations, if promulgated, may be significantly more rigorous than currently applicable regulations and contain quality assurance requirements similar to Good Manufacturing Practices regulations for drug products. Therefore, we may be required to expend additional capital resources on upgrading manufacturing processes and/or equipment in the future in order to comply with the law.

         Our failure to comply with applicable Food and Drug Administration regulatory requirements could result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines, and criminal prosecutions.

       Our advertising of dietary supplement products is also subject to regulation by the Federal Trade Commission under the Federal Trade Commission Act, in addition to state and local regulation. The Federal Trade Commission Act prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. The Federal Trade Commission Act also provides that the dissemination or the causing to be disseminated of any false advertisement pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the Federal Trade Commission's Substantiation Doctrine, an advertiser is required to have a "reasonable basis" for all objective product claims before the claims are made. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. Pursuant to this Federal Trade Commission requirement we are required to have adequate substantiation for all material advertising claims made for our products.

         In recent years the Federal Trade Commission has initiated numerous investigations of dietary supplement and weight loss products and companies. The Federal Trade Commission is reexamining its regulation of advertising for dietary supplements and has announced that it will issue a guidance document to assist supplement marketers in understanding and complying with the substantiation requirement. Upon release of this guidance document we will be required to evaluate our compliance with the guideline and may be required to change our advertising and promotional practices. We may be the subject of investigation in the future. The Federal Trade Commission may impose limitations on our advertising of products. Any such limitations could materially adversely affect our ability to successfully market our products.

         The Federal Trade Commission has a variety of processes and remedies available to it for enforcement, both administratively and judicially, including compulsory processes, cease and desist orders, and injunctions. Federal Trade Commission enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts and such other relief as may be deemed necessary. A violation of such orders could have a material adverse affect on our business, financial condition and results of operations.

         Governmental regulations in foreign countries where our plans to commence or expand sales may prevent or delay entry into the market or prevent or delay the introduction, or require the reformulation, of certain of our products. Compliance with such foreign governmental regulations is generally the responsibility of our distributors for those countries. These distributors are independent contractors over whom we have limited control.

         We manufacture certain products pursuant to contracts with customers who distribute the products under their own or other trademarks. Such private label customers are subject to government regulations in connection with their purchase, marketing, distribution and sale of such products. We are subject to government regulations in connection with our manufacturing, packaging and labeling of such products. However, our private label customers are independent companies, and their labeling, marketing and distribution of such products is beyond our control. The failure of these customers to comply with applicable laws or regulations could have a materially adverse effect on our business, financial condition, results of operations and cash flows.

         We may be subject to additional laws or regulations by the Food and Drug Administration or other federal, state or foreign regulatory authorities, the repeal of laws or regulations which we consider favorable, such as the Dietary Supplement Health and Education Act of 1994, or more stringent interpretations of current laws or regulations, from time to time in the future. We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. The Food and Drug Administration or other governmental regulatory bodies could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, imposition of additional recordkeeping requirements, expanded documentation of the properties of certain products, expanded or different labeling and scientific substantiation. Any or all of such requirements could have a materially adverse affect on our business, financial condition, results of operations and cash flows.


EMPLOYEES

         As of December 31, 1999, we had 48 employees. Of these employees, 5 were engaged in marketing and sales, 32 were devoted to production and distribution and 11 were responsible for management and administration. None of our employees are covered by a collective bargaining agreement. We believe we have good relations with our employees.

LEGAL MATTERS

         From time to time we are subject to litigation incidental to our business including possible product liability claims. Such claims, if successful, could exceed applicable insurance coverage. We are not currently a party to any legal proceedings that we consider to be material.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS, DIRECTOR NOMINEES AND KEY EMPLOYEES

         The executive officers, directors and key employees of the Company and their ages and positions with the Company as of March 31, 2000 are as follows:


NAME                                                AGE    POSITION
----                                                ---    --------
Mihir K. Taneja ..............................      25     Chief Executive Officer, Secretary and Director
Kotha S. Sekharam, Ph.D ......................      48     President and Director
Carol Dore-Falcone ...........................      35     Vice President and Chief Financial Officer
Jugal K. Taneja ..............................      55     Chairman of the Board and Director
Joseph Zappala ...............................      65     Director
Bartholomew J. Lawson ........................      51     Director
Dr. David Dalton .............................      51     Director
George L. Stuart, Jr. ........................      53     Director


         MIHIR K. TANEJA has served as our Chief Executive Officer, Secretary and a Director since November of 1999. Prior to this he served as our Vice President of Marketing since June of 1998 and our Secretary since November of 1999. He also served as Dynamic's Vice President of Marketing from July 1996 to September 1998. Prior to joining Dynamic, Mr. Taneja served as a market and financial analyst for Bancapital Corporation from 1994 to 1996. Mr. Taneja holds Bachelor of Arts degrees in finance and marketing from the University of Miami. Mr. Taneja is the son of Jugal K. Taneja.

         DR. KOTHA S. SEKHARAM currently serves as our President and a Director. Prior to this, Dr. Sekharam was a founder and director of Nu-Wave Health Products, Inc., a developer and manufacturer of over-the-counter analgesic roll-ons and creams, dietary supplements and health and beauty products. Dynamic acquired 80% of Nu-Wave in September 1995 and the additional 20% of Nu-Wave in July 1997. Dr. Sekharam served as President of Nu-Wave from June 1996 through March 1998 and Vice President of Nu-Wave from September 1995 until June 1996. From 1992 until September 1995, he served as Director of Research and Development of Energy Factors, Inc., our predecessor. He has served as President of Dynamic since June 1996 and served as our President since June 1998. Presently, he continues to serve as our President and as President of Dynamic. Dr. Sekharam holds a Ph.D. in food sciences from Central Food Technological Research Institute, Mysore, India, a United Nations university center and has over fifteen years of experience in the food and health industry.

         CAROL DORE-FALCONE has served as our Vice President and Chief Financial Officer since August 1999. She has also served as Vice President and Chief Financial Officer of Dynamic since August 1999. Prior to joining us Ms. Dore-Falcone was employed as an audit manager with Deloitte & Touche LLP, Certified Public Accountants, where she had served in various capacities since January of 1990. Ms. Dore-Falcone is a certified public accountant and holds an M.B.A. from the University of Tampa.

         JUGAL K. TANEJA has served as our Chairman of the Board since June 12, 1998. Until June 1998, he also served as Chief Executive Officer for Dynamic. From November 1991 until December 1998, he also served as the Chairman of the Board and Chief Executive Officer of NuMed Home Health Care, Inc., a provider of home health care services and contract staffing of health care employees. From June 1993 until March 1998, he was also the Chief Executive Officer of National Diagnostics, Inc., a provider of medical diagnostic services. NuMed Home Health Care, Inc and National Diagnostics, Inc., are publicly traded companies. Mr. Taneja is also a Director of DrugMax.com, Inc., a public company operating as an online business to business wholesaler and retailer of pharmaceuticals, over-the-counter drugs, health and beauty care products and private label dietary supplements. Although he devotes substantial time to our operations and business, Mr. Taneja does not devote his full time to our business. Mr. Taneja is the father of Mihir K. Taneja.

         JOSEPH ZAPPALA will serve as a Director upon completion of our acquisition of the Delaware corporation, Go 2 Pharmacy.com, Inc. Since January 1995, Mr. Zappala has served as Chairman and a member of the board of managers of CarePlus, LLC, a growing Medicaid and Child Health Plus health maintenance organization. Mr. Zappala was on the Boards of Directors of the International Thoroughbreds Association from June 1997 to January 1999 and Miami Subs, Inc. from June 1995 to July 1999. Mr. Zappala was appointed by United States President George Bush and served as the United States Ambassador to Spain from 1989 to 1992. Mr. Zappala has been a Florida-based business executive for over 35years with experience in various industries, including healthcare, banking, real estate and manufacturing.

         BARTHOLOMEW J. LAWSON will serve as a Director upon completion of our acquisition of the Delaware corporation, Go 2 Pharmacy.com, Inc. Since June 1997, Mr. Lawson has served as President and Executive Director of the Greater New York Health Care Facilities Association, a not-for-profit trade association, representing over 150 skilled nursing and long-term care facilities, as well as ancillary health care providers, and managed care organizations. Since June 1997, Mr. Lawson has also served as Chairman of the Board of the Local 144-Greater New York Nursing Home Industry Welfare, Pension, Skill and Productivity Funds, which represents over $500 million of employee benefit revenues, which has an annual operating budget of $55 million. Since January 1995, Mr. Lawson served as a member of the board of managers of CarePlus, LLC, a growing Medicaid and Child Health Plus health maintenance organization. Mr. Lawson is considered one of the foremost experts on long-term care in the United States. His knowledge of health care economics has led to consulting engagements with city, county, state, and federal legislators, health care delivery systems and executives. During 1994 and 1995, Mr. Lawson chaired the health transition teams for both New York State Governor Pataki and New York City Mayor Giuliani. In August 1998, Mr. Lawson was appointed by the Minority Leader of the New York State Assembly to the New York State Managed Care Advisory Committee.

         DR. DAVID DALTON will serve as a Director upon completion of our acquisition of the Delaware corporation, Go 2 pharmacy.com, Inc. Dr. Dalton is a founder of and has, since October 1996, been President and Chief Executive Officer of Health Resources, Inc., a pharmacy benefit management company. Prior to that, Dr. Dalton held several executive positions with Rite Aid Corporation, including Executive Vice President from1971 to1989. In 1989, Dr. Dalton's management team completed a leveraged buyout of People Drug Stores, Inc. (Western Division), where he served as Senior Vice President, Pharmacy Operations, until October 1998. From1990 until 1996, he served as President and chief executive officer for Medical Services Agency, Inc., know as MEDNET. Dr. Dalton has served on the Boards of Directors of Blue Shield of Pennsylvania from 1980 to 1996, National Association of Chain Drug Stores from 1989 to 1992, National Council of Prescription Drug Programs from 1985 to 1995, and the National Health Association from 1985 to present. He is a visiting professor at several Schools of Pharmacy throughout the United States, receiving both national and local honors inclusive of recognition by several United States Presidents and the United States Senate.

         GEORGE L. STUART, JR. has served as a Director since March 2000. Mr. Stuart has been the Chief Executive Officer of DoctorSurf.com, Inc. since December 1, 1999. From July 1997 to December 1999, Mr. Stuart was Vice President and a Director of Leapfrog Smart Products, Inc., a high-technology smart card development company in Orlando, Florida. From January 1995 to July 1997, Mr. Stuart was a partner in Stuart/Cloud Enterprises, Ltd. a government relations business development and organizational consulting firm in Tallahassee, Florida. Mr. Stuart was a Florida State Senator from 1978 through 1990. From January 1991 to January 1995, Mr. Stuart served as the Secretary and Chief Executive Officer of the State of Florida's Department of Business and Professional Regulation. Mr. Stuart holds a B.A. degree in Economics from the University of Florida and an M.B.A. from Harvard University's Graduate School of Business.

BOARD COMMITTEES AND COMPENSATION

         We reimburse each of our directors for reasonable expenses incurred in attending meetings of our Board of Directors. Directors currently receive no other compensation for their services as directors. Following completion of this offering, however, we intend to pay each non-employee director a fee of $500 for each meeting attended by such director, but not less than $2,000 per year if they attend at least three meetings during the year. Non-employee directors who serve on board committees will be paid a fee of $100 for each committee meeting attended by such director. Upon completion of this offering, each non-employee director will receive options to purchase 4,000 shares of common stock for each full remaining year of the director's term. These options will be exercisable at the public offering price.

         The Board of Directors currently has no standing nominating committee.


EMPLOYMENT AGREEMENTS

         Upon completion of this offering, we intend to enter into three year employment agreements with Mihir K. Taneja, Chief Executive Officer, Kotha S. Sekharam, President, and Carol Dore-Falcone, Vice President and Chief Financial Officer, at annually salaries of $150,000, $90,000 and $110,000 respectively.

         In each case, the employees will be permitted to participate in our benefits and employee benefit plans that may be in effect from time to time, to the extent eligible, and each employee is entitled to receive an annual bonus as determined in the sole discretion of our Board of Directors based on the Board's evaluation of the employee's performance and our financial performance.


EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation earned by Mihir K. Taneja and Kotha S. Sekharam (the "Named Executive Officers"), during the fiscal years ended March 31, 1999, 1998 and 1997.


                           SUMMARY COMPENSATION TABLE

                                                                                ANNUAL COMPENSATION
                                                     FISCAL YEAR         ---------------------------------
    NAME AND PRINCIPAL POSITION(1)                  ENDED MARCH 31,      SALARY ($)(2)        BONUS ($)(3)
    ------------------------------                  ---------------      -------------        ------------
Mihir K. Taneja, Chief Executive Officer                 1999               40,000                  --
                                                         1998               32,615               1,624
--------------------------------------------------- ---------------      -------------        ------------
Kotha S. Sekharam, Ph.D., President                      1999               75,000                  --
                                                         1998               75,000               5,414
                                                         1997               52,500                  --
--------------------------------------------------- ---------------      -------------        ------------

-----------
(1) We have no officers or other individuals whose compensation from us exceeded $100,000 in any of the past three fiscal years.
(2) These salaries were paid directly by Dynamic, the salary expense was allocated to us and we reimbursed Dynamic through the payment of monthly management fees.
(3) Employment agreements during this period provided for annual bonuses based on individual performance and on our financial performance.

COMPENSATION PURSUANT TO PLANS

         1999 STOCK OPTION PLAN. On September 30, 1999, our Board of Directors and our sole stockholder adopted our 1999 Stock Option Plan. The 1999 plan will enable us to attract and retain top-quality employees, officers, directors and consultants and to provide such employees, officers, directors and consultants with an incentive to enhance stockholder return. The 1999 plan will allow the grant of options to purchase a maximum aggregate of 700,000 shares of common stock to our officers, directors, or other key employees and consultants.

         The Board of Directors or a committee of the Board may administer the 1999 plan, and has complete discretion to select the optionees and terms and conditions of each option, subject to the provisions of the 1999 plan. Options granted under the 1999 plan may be "incentive stock options" as defined in
Section 411 of the Internal Revenue Code of 1986 or so-called nonqualified options.

         The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the company). The Internal Revenue Code currently limits to $100,000 the aggregate value of common stock that may be acquired in any one year pursuant to incentive stock options under the 1999 plan or any other option plan adopted by a company.

         Nonqualified options may be granted under the 1999 plan at an exercise price of not less than 100% of the fair market value of the common stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of common stock that may be acquired pursuant to such options in any one year.

         Subject to the limitations contained in the 1999 plan, options become exercisable at such times and in such installments (but not less than 20% per year) as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable, and may also provide the option expires immediately upon termination of employment for any reason. No option held by directors, executive officers or other persons subject to Section 16 of the Securities Exchange Act of 1934 may be exercised during the first six months after such option is granted.

         Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were then exercisable would terminate three months (twelve months in the case of termination by reason of death or disability) following termination of employment. Any options which were not fully vested and exercisable on the date of such termination would immediately be cancelled concurrently with the termination of employment.

         Options granted under the 1999 plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the company). Options granted under the 1999 plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1999 plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1999 plan is effective for ten years, unless sooner terminated or suspended.

         1999 NON-EMPLOYEE OPTION PLAN. On September 30, 1999, our Board of Directors and sole stockholder adopted our 1999 non-employee stock option plan. The 1999 non-employee plan enables us to attract and retain top-quality directors and consultants and to provide such directors and consultants with an incentive to enhance stockholder return. The 1999 non-employee plan allows the grant of options to purchase a maximum aggregate of 100,000 shares of common stock to non-employee directors.

         The Board of Directors or a committee of the Board may administer the 1999 non-employee plan, and has complete discretion to select the optionees and terms and conditions of each option, subject to the provisions of the 1999 non-employee plan. Options granted under the 1999 non-employee plan will not be "incentive stock options" as defined in Section 411 of the Internal Revenue Code of 1986, they will be so-called nonqualified options.

         Nonqualified options may be granted under the 1999 non-employee plan at an exercise price of not less than 100% of the fair market value of the common stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of common stock that may be acquired pursuant to such options in any one year.

         Subject to the limitations contained in the 1999 non-employee plan, options become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable, and may also provide the option expires immediately upon termination of services for us or for any other reason. No option held persons subject to Section 16 of the Securities Exchange Act of 1934 may be exercised during the first six months after such option is granted.

         Unless otherwise provided in the applicable stock option agreement, upon termination of engagement of an optionee, all options that were then exercisable would terminate three months (twelve months in the case of termination by reason of death or disability) following termination of services. Any options which were not fully vested and exercisable on the date of such termination would immediately be cancelled concurrently with the termination.

         Options granted under the 1999 non-employee plan may not be exercised more than ten years after the grant. Options granted under the 1999 non-employee plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1999 non-employee plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1999 non-employee plan is effective for ten years, unless sooner terminated or suspended.


DIRECTOR AND OFFICER INDEMNIFICATION

         Our articles of incorporation provide that we will indemnify our officers, directors and other eligible persons to the fullest extent permitted under the laws of the state of Florida. We have also entered into indemnification agreements with each of our current directors and executive officers which will provide for indemnification of, and advancement of expenses to, such persons for expenses and liability incurred by them by reason of the fact that they are or were a director, officer, or shareholder of Go 2 Pharmacy.com including indemnification under circumstances in which indemnification and advancement of expenses are discretionary under Florida law.

         We believe that it is the position of the Securities and Exchange Commission that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, the provisions are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable.

 TRANSACTIONS INVOLVING OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS

         Prior to this offering, we entered into transactions and business relationships with certain of our officers, directors and principal stockholders or their affiliates. We believe that all of the transactions were on terms no less favorable than we could have obtained from independent third parties. Any future transactions between us and our officers, directors or affiliates will be subject to approval by a majority of disinterested directors or stockholders in accordance with Florida law.

         ACQUISITION OF ENERGY FACTORS, INC. In June 1998, Dynamic, our parent company, acquired Energy Factors, Inc., a corporation wholly-owned by U.S. Diversified Technologies, Inc., in return for 310,000 shares of Dynamic's Series A Convertible Preferred Stock, which is convertible into 310,000 shares of Dynamic's common stock. Shortly before the acquisition was consummated, Dynamic loaned $100,000 to Energy Factors, which was used as working capital. Paul A. Santostasi, our former Vice Chairman of Business Development and a former Director, is also the President and owns approximately 30% of the issued and outstanding equity securities of U.S. Diversified. At the time of the acquisition, Dynamic entered into an employment agreement with Mr. Santostasi and granted to Mr. Santostasi an option to purchase 200,000 shares of Dynamic common stock at a purchase price of the greater of $9 per share or the price at which the common stock is offered under a public offering of Dynamic's common stock. The options vest over a period of three years, commencing on June 12, 1998.

         EXCLUSIVE MANUFACTURING AGREEMENTS. In November 1999, we entered into exclusive manufacturing agreements with DrugMax.com, Inc. and JavaSports.com, Inc. whereby we agreed to manufacture all products which DrugMax.com and JavaSports.com require and which we are capable of manufacturing.

         We believe that the prices we charge this company are competitive and at no less favorable terms than those with non-affiliated third parties. Jugal
K. Taneja, our Chairman, is a director of DrugMaxNutriceuticals.com and Chairman of Java Sports.com.

         ACQUISITION OF THE DELAWARE CORPORATION, GO 2 PHARMACY.COM, INC. On the day we close this offering, we will also acquire all of the issued and outstanding stock of Go 2 Pharmacy.com, Inc., the Delaware corporation for a total of 3,000,000 shares of our common stock. Of such 3,000,000 shares, 1,375,000 shares will be issued to Joseph Zappala, 500,000 shares will be issued to The Zappala Family Trust (Mr. Zappala is not a beneficiary of the Trust but exercises voting rights over the shares of common stock which it will own), and 260,000 shares will be issued to Post Equities LLC (in which Mr. Zappala's wife owns approximately 71% of the equity interests).

         In February 1999, we established a $2,000,000 credit facility to provide additional working capital to support our continued growth. The note with respect to a portion of this debt is secured by all of our assets, all of Dynamic's assets and by personal guarantee from our Chairman of the Board.

         In August and September 1999, we borrowed $86,500 from our Chairman of the Board which was repaid in December 1999, with interest at the rate of 10% per annum.

         In September 1999, we transferred our land and building in Largo, Florida to Dynamic at net book value, which we believe approximated fair market value on the date of transfer, based upon a recent independent appraisal of the property. In conjunction with the transfer, Dynamic satisfied all of our outstanding mortgages on the premises. In addition, approximately $430,000 of our obligation to Dynamic was extinguished, which represented the difference between net book value and amounts outstanding under existing mortgages. At the time of the transfer, we agreed to lease the facility in Largo, Florida, from Dynamic, pursuant to a ten-year lease that expires on September 30, 2009. We have an option to renew the lease at the end of the ten-year term. The rental under the lease is $16,000 per month subject to annual inflationary adjustments.

         In September 1999, $1.5 million of our obligation to Dynamic was converted to 150,000 shares of our preferred stock.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of Go 2 pharmacy.com voting securities as of the closing date of this offering, by each person known by us to beneficially own 5% or more of the outstanding shares of our voting securities, each of our directors, our named executive officers, and all directors and executive officers as a group. As of April 18, 2000 there were 3,050,000 common shares issued and outstanding. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.

                                              BEFORE OFFERING                                AFTER OFFERING
                              ------------------------------------------- ---------------------------------------------
NAME OF BENEFICIAL OWNER (1)    AMOUNT AND NATURE OF    PERCENT OF CLASS    AMOUNT AND NATURE OF     PERCENT OF CLASS
                              BENEFICIAL OWNERSHIP (2)        (%)         BENEFICIAL OWNERSHIP (2)         (%)
----------------------------- ------------------------- ----------------- ------------------------- -------------------
Mihir K. Taneja                    386,840 (3)               12.7              386,840  (3)                5.5
Kotha S. Sekharam                  120,877 (3)                4.0              120,877  (3)                1.7
Jugal K. Taneja                  1,226,313 (3)               40.2            1,226,313  (3)               17.4
Joseph Zappala                          --                     --            2,060,000                    29.2
The Zappala Family Trust                --                     --              500,000                     7.1
Bart Lawson                             --                     --              250,000                     3.6
Dr. David Dalton                        --                     --                   --                      --
George L. Stuart, Jr.                   --                     --                   --                      --
Dynamic Health Products,         3,000,000 (3)               98.4            3,000,000                    42.6
Inc.
William L. LaGamba                 454,797 (3)               14.9              454,797 (3)                 6.5
Michele LaGamba                    454,797 (3)               14.9              454,797 (3)                 6.5
David Spencer Gange                     --                     --              390,000                     5.5
Manju Taneja                       452,552 (3)               14.8              452,552 (3)                 6.4
Mandeep K. Taneja                  386,840 (3)               12.7              386,840 (3)                 5.5
Carnegie Capital, Ltd.             700,572 (3)               23.0              700,572 (3)                 9.9
All executive officers and
directors as a group
(7 persons)                      1,734,030 (3)               56.9            4,044,030 (3)                57.4

--------------------

(1) Except as otherwise indicated, the address of each beneficial owner is c/oGo 2 Pharmacy.com, Inc., 6950 Bryan Dairy Road, Largo, Florida 33777.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3) Approximate number of shares that are indirectly beneficially owned through ownership of the common stock of Dynamic Health Products, Inc., a controlling shareholder of Go 2 Pharmacy.com, Inc.


The following factors have been taken into consideration in calculating the amount and nature of beneficial ownership in Go 2 Pharmacy.com:

o As of the date hereof, Dynamic beneficially owned 3,000,000 of the outstanding shares of Go 2 Pharmacy.com. To clarify the nature of this ownership, we have disclosed Dynamic's total beneficial ownership and the underlying Go 2 pharmacy.com ownership by each Dynamic shareholder that beneficially owns more than five percent of Dynamic. These Dynamic shareholders include Mihir K. Taneja, Kotha S. Sekharam, Jugal K. Taneja, William LaGamba, Michele LaGamba, Manju Taneja, Mandeep K. Taneja and Carnegie Capital, Ltd. While Dynamic's board of directors has exclusive control of Dynamic's ownership of Go 2 Pharmacy.com, these investors may be deemed to have voting and investment power over these shares. Nonetheless, each of Mihir K. Taneja, Kotha S. Sekharam, Jugal K. Taneja, William LaGamba, Michele LaGamba, Manju Taneja, Mandeep K. Taneja and Carnegie Capital, Ltd. disclaims beneficial ownership of Go 2 Pharmacy.com.

o Kotha Sekharam's beneficially owned shares include approximately 10,455 shares beneficially owned by Madhavi Sekharam, Dr. Sekharam's wife, as to which Dr. Sekharam exercises no investment or voting power and disclaims beneficial ownership.

o Jugal K. Taneja's beneficially owned shares include approximately 431,989 shares beneficially owned by his wife Manju Taneja. Mr. Taneja exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

     Jugal K. Taneja's beneficially owned shares also include approximately 700,572 shares beneficially owned by Carnegie Capital, Ltd. and approximately 73,184 shares beneficially owned by First Delhi Family Partnership, Ltd. Mr. Taneja is the general partner of both Carnegie Capital, Ltd. and First Delhi Family Partnership, Ltd., and holds sole voting and investment power over these shares.

o Joseph Zappala's beneficially owned shares include 500,000 shares beneficially owned by The Zappala Family Trust and 185,000 shares beneficially owned by his wife, Isabel Zappala. Mr. Zappala is trustee and holds sole voting and investment power over the shares beneficially owned by The Zappala Family Trust. Mr. Zappala exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

o William L. LaGamba's beneficially owned shares include approximately 204,920 shares beneficially owned by his wife, Michele LaGamba, and approximately 131,735 shares held by Mr. LaGamba as custodian for their minor children. Mr. LaGamba exercises no investment or voting power over the shares owned by his wife and disclaims beneficial ownership of those shares.

o Michele LaGamba's beneficially owned shares include approximately 118,141 shares beneficially owned by her husband, William L. LaGamba, and approximately 131,735 shares beneficially owned by Mr. LaGamba as custodian for their minor children. Mrs. LaGamba exercises no investment or voting power over the shares owned by her husband, William L. LaGamba, or by her husband as custodian for their minor children, and disclaims beneficial ownership of those shares.

o Manju Taneja's beneficially owned shares include approximately 20,560 shares beneficially owned by her husband, Jugal K. Taneja, as to which Mrs. Taneja exercises no investment or voting power and disclaims beneficial ownership. Mrs. Taneja's beneficially owned shares do not include approximately 700,572 shares beneficially owned by Carnegie Capital, Ltd. and approximately 73,184 shares beneficially owned by First Delhi Family Partnership, Ltd., as to which Mrs. Taneja exercises no investment or voting power and disclaims beneficial ownership.

                          DESCRIPTION OF CAPITAL STOCK


         Go 2 Pharmacy.com's authorized capital stock consists of 24,000,000 shares of common stock, par value $.01 per share, of which 3,050,000 shares were issued and outstanding as of the date hereof, and 6,000,000 shares of "blank check" preferred stock, of which 150,000 have been authorized and issued as Series A preferred stock and are outstanding as of March 31, 2000. An additional 3,000,000 shares of common stock will be issued on the closing of this offering in connection with the acquisition of the Delaware corporation Go 2 pharmacy.com, Inc.


COMMON STOCK

         The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Go 2 pharmacy.com, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

         The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered by Go 2 pharmacy.com hereby, when issued against the consideration set forth in this prospectus, will be, validly issued, fully-paid and non-assessable.


PREFERRED STOCK

         GENERAL. Under our articles of incorporation, our Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Florida, but without further action by our shareholders, to provide for the issuance of up to 6,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. Our Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, for example in connection with a shareholder right's plan, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of Go 2 Pharmacy.com's outstanding stock.

As of December 31, 1999, our Board of Directors has authorized for issuance 150,000 shares of preferred stock. Holders of preferred stock will vote together with the holders of common stock with respect to all matters as to which such shareholders vote, with each share of preferred stock entitled to one vote. In the event of liquidation, dissolution or winding-up of our operations, holders of preferred stock will be paid an amount equal to $10.00 per share of preferred stock before any payment is made with respect to our common stock. We may not redeem the shares of our preferred stock in whole or in part.

OUTSTANDING WARRANTS AND OPTIONS


         As of December 31, 1999, there were no outstanding warrants or options to purchase our common stock.


CERTAIN PROVISIONS OF GO 2 PHARMACY.COM'S ARTICLES OF INCORPORATION AND BYLAWS

         Our articles of incorporation provide for a classified Board of Directors. The directors are divided into three classes, as nearly in number as possible. The directors are elected for three-year terms, which are staggered so that the terms of one-third of the directors expire each year. The Company's bylaws provide that any vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. The articles of incorporation establish an advance notice procedures for both nominations of director candidates and introduction of business at shareholders' meetings and provide that special shareholder meetings may only be called by the Chairman of the Board of Directors pursuant to a resolution adopted by a majority of the entire Board or upon application of shareholders owning at least 35% of the stock entitled to vote at the special meeting. The articles of incorporation also require the affirmative vote of the holders of at least 75% of the voting power of Go 2 pharmacy.com entitled to vote generally in the election of directors for any addition, change or deletion of certain provisions.

         The above-described provisions may have certain anti-takeover effects. Such provisions, in addition to the provisions described below and the possible issuance of preferred stock discussed above, may make it more difficult for other persons, without the approval of Go 2 Pharmacy.com's Board of Directors, to make a tender offer or acquisitions of substantial amounts of common stock or to launch other takeover attempts that a shareholder might consider in such shareholder's best interest, including attempts that might result in the payment of a premium over the market price of the common stock held by such shareholder.


CERTAIN PROVISIONS OF FLORIDA LAW

         Go 2 pharmacy.com is subject to several anti-takeover provisions under Florida law that apply to a public corporation organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or bylaws. The Company has not elected to opt out of those provisions. The Florida Business Corporation Act prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power; (ii) one-third or more but less than a majority of such voting power; and (iii) more than a majority of such voting power.

         The Florida Business Corporation Act also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder; (ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years; or (iii) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares.


TRANSFER AGENT AND REGISTRAR


         Registrar and Transfer Company, in Cranford, New Jersey, serves as transfer agent and registrar for our common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

         SHARES OUTSTANDING AND FREELY TRADABLE AFTER OFFERING. Upon completion of this offering, we will have approximately 7,050,000 shares of common stock outstanding. The 1,000,000 shares to be sold by Go 2 pharmacy.com in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of Go 2 pharmacy.com, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144. All of the remaining 6,050,000 outstanding shares are "restricted securities" within the meaning of Rule 144 and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. All of these restricted shares of common stock will become eligible for resale under Rule 144 one year from the date that the securities offered herein are declared "effective" by the Securities and Exchange Commission. Go 2 Pharmacy.com's parent company, Dynamic, which owns an aggregate of 3,000,000 shares of common stock has agreed not to sell, directly or indirectly, any shares owned by them for a period of eighteen months after the date of the completion of this offering without the prior written consent of the representative. Upon the expiration of this eighteen month lock-up period (or earlier upon the consent of the representative), all of these shares will become eligible for sale subject to the restrictions of Rule 144.

         RULE 144. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of the Company, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 70,500 shares after this offering) and the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about the Company are satisfied. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

         FORM S-8 REGISTRATION OF OPTIONS. Go 2 pharmacy.com intends to file a registration statement on Form S-8 covering the shares of common stock that have been reserved for issuance under its 1999 Stock Option Plan, which would permit the resale of such shares in the public market.

         EFFECT OF SUBSTANTIAL SALES ON MARKET PRICE OF COMMON STOCK. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the underwriters named below, for whom Kashner Davidson Securities Corporation is acting as representative, have agreed to purchase from Go 2 Pharmacy.com, and Go 2 Pharmacy.com has agreed to sell to the underwriters, the number of shares of common stock set forth opposite each underwriter's name below, excluding shares set aside for options granted for over-allotments.


UNDERWRITERS                                                  NUMBER OF SHARES
------------------------------------------------------      --------------------
Kashner Davidson Securities Corporation...............            1,000,000
------------------------------------------------------      --------------------
Total.................................................            1,000,000
                                                            ====================

         The underwriting agreement provides that the obligations of the several underwriters thereunder are subject to certain conditions precedent, including the absence of any material adverse change in Go 2 Pharmacy.com's business and the receipt of certain certificates, opinions and letters from Go 2 Pharmacy.com's counsel and independent public accountants. The nature of the underwriters' obligation is such that they are committed to purchase and pay for all the shares of common stock if any are purchased.

         Go 2 pharmacy.com has been advised by the representative that the underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain securities dealers at such price less a concession not in excess of $[ ] per share. The underwriters may allow, and such selected dealers may reallow, a discount not in excess of $[ ] per share to certain brokers and dealers. After the public offering of the shares, the public offering price and other selling terms may be changed by the representative. No change in such terms shall change the amount of proceeds to be received by Go 2 pharmacy.com as set forth on the cover page of this prospectus.

         Go 2 Pharmacy.com's parent company, Dynamic, which owns an aggregate of 3,000,000 shares of common stock has agreed that it will not, without the prior written consent of Kashner Davidson Securities Corporation (which consent may be withheld in its sole discretion) and subject to certain limited exceptions, offer, pledge, sell, contract to sell, sell any option or contract to purchase, sell short, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, for a period of eighteen months after the date of completion of this offering. Kashner Davidson Securities Corporation , on behalf of the underwriters, may, in its sole discretion and at anytime without notice, release all or any portion of the securities subject to these lock-up agreements. In addition, Go 2 pharmacy.com has agreed that, for a period of eighteen months after the date of completion of this offering, it will not, without the consent of Kashner Davidson Securities Corporation, make any offering, purchase, or sale or other disposition of any shares of Go 2 Pharmacy.com's common stock or other securities convertible into or exchangeable or exercisable for shares of common stock (or agreement for such) except for (i) the grant of options to purchase shares of common stock pursuant to the 1999 plan, (ii) shares of common stock issued pursuant to the exercise of options granted under such plan, (iii) and except for shares issued, options granted or shares purchased in connection with acquisitions, and (iv) pursuant to the exercise of warrants and options outstanding prior to the sale of the common stock in this offering.

         Go 2 pharmacy.com has agreed to issue to the representative, warrants to purchase up to 150,000 shares of common stock at an exercise price per share equal to 120% of the initial public offering price of the shares in this offering. The exercise price of the representative's warrants has been determined by negotiations between Go 2 pharmacy.com and the representative. The exercise price of the representative's warrants is one of the factors used by the National Association of Securities Dealers, Inc. under its Corporate Financing Rule to determine whether the total compensation paid to an underwriter and its associated and related persons for services in connection with a public offering is excessive. The sole factor considered by Go 2 pharmacy.com and the representative in negotiating the exercise price of the representative's warrants in this offering was to select an amount that would not be considered excessive under the National Association of Securities Dealers, Inc.'s Corporate Financing Rule in light of the total compensation payable by Go 2 pharmacy.com in connection with this offering. The representative's warrants will be exercisable for a period of five years after the date of this prospectus. The representative's warrants include a "net" exercise provision permitting the holders to pay the exercise price by cancellation of a number of shares with a fair market value equal to the exercise price of the representative's warrants. The holders of the representative's warrants will have no voting, dividend or other stockholder rights until the representative's warrants are exercised. In addition, Go 2 pharmacy.com has granted certain rights to the holders of the representative's warrants to register the common stock underlying the representative's warrants under the Securities Act. Go 2 pharmacy.com has agreed to pay the representative a non-accountable expense allowance of 3% of the total offering proceeds from the sale of shares of common stock by them, of which Go 2 pharmacy.com has already paid $25,000.

         Go 2 pharmacy.com has agreed to retain Kashner Davidson Securities Corporation as a financial consultant for a period of thirty-six months to commence on the closing of this Offering, at a monthly fee of $3,000 all of which $108,000 shall be payable in advance on the closing of the Offering. Pursuant to this agreement, Kashner Davidson Securities Corporation will be obligated to provide general financial advisory services to Go 2 pharmacy.com on an "as needed" basis with respect to possible future financing or acquisitions by Go 2 pharmacy.com and related matters. The agreement does not require Kashner Davidson Securities Corporation to provide any minimum number of hours of consulting services to Go 2 pharmacy.com.

         The representative has advised Go 2 pharmacy.com that it does not expect any sales of the shares of common stock offered hereby to be made to discretionary accounts controlled by the underwriters.

         Go 2 Pharmacy.com's common stock has not been quoted or traded on any securities market prior to this offering. Accordingly, Go 2 pharmacy.com is determining the price of the common stock in this offering in the same manner that the price of common stock offered in an initial public offering is determined - through consultation and negotiation with the representative of the underwriters. Among the factors to be considered in such negotiations are the preliminary demand for the common stock, the prevailing market and economic conditions, Go 2 Pharmacy.com's results of operations, estimates of its business potential and earnings prospects, the present state of its business operations, an assessment of its management, the number of shares of common stock being offered and the total number of shares to be outstanding upon completion of this offering, the price that purchasers might be expected to pay for the common stock given the nature of Go 2 pharmacy.com and the general condition of the securities markets at the time of the offering, the consideration of these factors in relation to the market valuation of comparable companies in related businesses or whose operations are conducted in the same geographic area as those of Go 2 pharmacy.com and the current condition of the markets in which Go 2 pharmacy.com operates. There can be no assurance that an active trading market will develop for the common stock after this offering or that the common stock will trade in the public market subsequent to this offering at or above the initial public offering price.

         Application has been made to list the common stock for quotation on the Nasdaq Small Cap Market under the symbol "GORX."

         The underwriting agreement provides that Go 2 pharmacy.com will indemnify the underwriters and their controlling persons against certain liabilities under the Securities Act or will contribute to payments the underwriters and their controlling persons may be required to make in respect thereof. Go 2 pharmacy.com generally obligated to indemnify the underwriters and their respective controlling persons in connection with losses or claims arising out of any untrue statement of a material fact contained in this prospectus or in related documents filed with the Securities and Exchange Commission or with any state securities administrator or arising out of any omission to state in any of such documents any material fact required to be stated in such documents or necessary to make the statements made in such documents, in light of the circumstances under which they were made, not misleading. In addition, Go 2 pharmacy.com is generally obligated to indemnify the underwriters and their respective controlling persons in connection with losses or claims arising out of any breach of any representation, warranty agreement or covenant of Go 2 pharmacy.com contained in the underwriting agreement.

                                  LEGAL MATTERS


         The validity of the common stock offered hereby will be passed upon for Go 2 pharmacy.com by Sichenzia, Ross & Friedman LLP, New York, New York. Sichenzia, Ross & Friedman LLP received 50,000 shares of common stock in connection with their representation of Go 2 pharmacy.com, Inc.


                                     EXPERTS


         On May 3, 2000, the Company engaged Brimmer, Burek & Keelan LLP as our independent auditors for the fiscal year ended March 31, 1999, replacing the firm of Grant Thornton LLP, which had previously served as our independent auditors for the fiscal year ended March 31, 1999. The reason for the change was to reduce our financial burden for such services.

         On April 29, 1999, the Company engaged Grant Thornton LLP as our independent auditors for the fiscal year ended March 31, 1999, replacing the firm of Kirkland, Russ, Murphy & Tapp, CPAs, which served as our independent auditors for the fiscal year ended March 31, 1998.

         The report of Grant Thornton LLP for the fiscal year ended March 31, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         The reports of Kirkland, Russ, Murphy & Tapp, CPAs for each of the two fiscal years ended March 31, 1997 and March 31, 1998 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         There were no disagreements with Grant Thornton LLP within the meaning of Instruction 4 to Item 304 of Regulation S-K under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the Company's financial statements for the fiscal year ended March 31, 1999, or for any subsequent interim period, which disagreements if not resolved to their satisfaction would have caused Grant Thornton LLP to make reference to the subject matter of the disagreements in connection with its reports.

         There were no disagreements with Kirkland, Russ, Murphy & Tapp, CPAs within the meaning of Instruction 4 to Item 304 of Regulation S-K under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company's financial statements for the fiscal years ended March 31, 1998 and 1997, or for any subsequent interim period, which disagreements if not resolved to their satisfaction would have caused Kirkland, Russ, Murphy & Tapp, CPAs to make reference to the subject matter of the disagreements in connection with its reports.

         During the two most recent fiscal years and through present, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) of the type required to be disclosed by that section. We did not consult with Brimmer, Burek & Keelan LLP or Grant Thornton LLP regarding either:

         o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

         o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

         Go 2 Pharmacy.com's financial statements as of and for the year ended March 31, 1999 included in this prospectus have been audited by Brimmer, Burek & Keelan LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


         Go 2 Pharmacy.com's financial statements as of March 31, 1998 and for the year ended March 31, 1998 included in this prospectus have been audited by Kirkland, Russ, Murphy & Tapp, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         U.S. Diversified Technologies, Inc.'s financial statements as of December 31, 1997 and for the year ended December 31, 1997 included in this prospectus have been audited by Baum & Company, P.A. independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         Go 2 pharmacy.com is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

         Go 2 pharmacy.com has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                          INDEX TO FINANCIAL STATEMENTS


                          UNAUDITED COMBINED PRO FORMA
                              FINANCIAL INFORMATION

Basis of Presentation...........................................................................................F-2

Unaudited Pro Forma Condensed Combined Balance Sheet
  as of December 31, 1999.................................................................................F-3 - F-4

Unaudited ProForma Condensed Combined Statement of Operations
  for the year ended March 31, 1999.......................................................................F-5 - F-6

Unaudited Pro Forma Condensed Combined Statement of Operations
  for the nine months ended December 31, 1999...................................................................F-7


                                   AUDITED FINANCIAL STATEMENTS OF
                                        GO2PHARMACY.COM, INC.

Report of Brimmer, Burek & Keelan LLP, Independent Auditors....................................................F-8

Report of Kirkland, Russ, Murphy & Tapp, Independent Auditors..................................................F-9

Balance Sheets as of March 31, 1998 and 1999
  and as of December 31, 1999 (Unaudited)......................................................................F-10

Statements of Operations for each of the years ended March 31, 1998 and 1999 and for each of the nine month periods ended
  December 31, 1998 and 1999 (Unaudited).......................................................................F-11

Statement of Shareholder's Equity (Deficit) for each of the years ended March
  31, 1998, and 1999 and for the nine month period ended
  December 31, 1999 (Unaudited)................................................................................F-12

Statements of Cash Flows for each of the years ended March 31, 1998 and 1999 and for each of the nine month periods ended
  December 31, 1998 and 1999 (unaudited)................................................................F-13 - F-14

Notes to the Financial Statements.......................................................................F-15 - F-29


                                     AUDITED FINANCIAL STATEMENTS OF
                                 U.S. DIVERSIFIED TECHNOLOGIES, INC. AND
                                    SUBSIDIARY (ENERGY FACTORS, INC.)

Reports of Baum & Company, P.A., Independent Auditors..........................................................F-30

Consolidated Balance Sheet as of December 31, 1997 ............................................................F-31

Consolidated Statement of Income And Retained Earnings for the
  year ended December 31, 1997.................................................................................F-32

Consolidated Statement of Cash Flows for the
  year ended December 31, 1997.................................................................................F-33

Notes to the Consolidated Financial Statements..........................................................F-34 - F-37

GO2PHARMACY.COM, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
BASIS OF PRESENTATION


The following unaudited pro forma condensed combined financial statement gives effect to the June 12, 1998 acquisition of the capital stock of Go2Pharmacy.com, Inc., a Florida corporation (formerly known as Energy Factors, Inc. and formerly known as Innovative Health Products, Inc.), by Dynamic Health products, Inc. and to the acquisition of Go2Pharmacy.com, Inc., a Delaware corporation ("Go2 Acquisition") by Go2Pharmacy.com, Inc., which will occur simultaneously with and as a condition to the closing of the initial public offering (the "Offering") and will be accounted for using the purchase method of accounting whereby the assets and liabilities are recorded at fair value.

The unaudited pro forma combined balance sheet gives effect to the acquisition of Go2 Acquisition as if it had occurred on December 31, 1999. The unaudited pro forma combined statements of operations give effect to the acquisition as if it had occurred as of April 1, 1998. The pro forma combined statements of operations reflect the operating results of Go2Pharmacy.com, Inc. for the fiscal year ended March 31, 1999 and for the nine months ended December 31, 1999.


The pro forma adjustments are based on estimates, available information, and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what the financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of the financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere herein.

                              GO2PHARMACY.COM, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1999

                                                                                                                   Go2
                                                                                                               Pharmacy.com
                                        Go2               Go2                                  Pro Forma         Pro Forma
                                   Pharmacy.com      Acquisition      Total                  Adjustments         Combined
                                   ------------      -----------      -----                  -----------         --------
ASSETS

Current Assets:
  Cash                           $   84,761           $    -      $   84,761   (a)         $8,505,000         $8,589,761
  Accounts receivable, net          849,153                -         849,153                                     849,153
  Inventories                     1,475,165                -       1,475,165                       -           1,475,165
  Prepaid expense and other
    current assets                  162,816                -         162,816                       -             162,816
  Due from affiliates, net          299,390                          299,390                                     299,390
                                 ----------            ------     ----------              -----------         ----------

           Total current assets   2,871,285                -       2,871,285                8,505,000         11,376,285

Property and equipment,
  net                             1,132,995                -       1,132,995                        -          1,132,995

Intangible assets (primarily
  goodwill), net                    859,180                -         859,180   (b)         29,750,000         30,609,180
Other assets                        162,202                          162,202                                     162,202
                                 ----------            -----      ----------              -----------       ------------

          Total assets           $5,025,662           $    -      $5,025,662              $38,255,000        $43,280,662
                                 ==========           ======      ==========              ===========        ===========

                              GO2PHARMACY.COM, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1999

                                                                                                                          Go2
                                                                                                                     Pharmacy.com
                                              Go2               Go2                                 Pro Forma          Pro Forma
                                          Pharmacy.com      Acquisition       Total                Adjustments         Combined
                                          ------------      -----------       -----                -----------         --------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                            $  949,841         $    -      $  949,841              $         -         $  949,841
  Accrued expenses                                40,287              -          40,287                        -             40,287
  Credit lines payable                         1,604,557              -       1,604,557                        -          1,604,557
  Obligations to related parties                  81,780              -          81,780                        -             81,780
  Due to parent                                  384,622              -         384,622                        -            384,622
  Current portion of long-term
    obligations                                  236,411              -        236,411                         -            236,411
                                              ----------         ------      ----------              -----------         ----------

          Total current liabilities            3,297,498              -        3,297,498                       -          3,297,498

Long-term obligations, less
  current portion                                605,229              -       605,229                          -            605,229
                                              ----------         ------      ----------              -----------         ----------

          Total liabilities                    3,902,727              -        3,902,727                       -          3,902,727

Shareholders' equity
  Preferred stock                              1,500,000              -        1,500,000                       -          1,500,000

  Common stock                                    30,000              -           30,000  (a)             10,000             70,000
                                                                                          (b)             30,000
  Additional paid-in capital                           -              -               -   (a)          8,245,000         38,215,000
                                                                                          (b)         29,970,000
  Accumulated deficit                           (407,065)             -       (407,065)                        -           (407,065)
                                              ----------         ------      ----------              -----------         ----------

          Total shareholders'
            equity                             1,122,935              -       1,122,935               38,255,000         39,377,935
                                              ----------         ------      ----------              -----------         ----------

          Total liabilities and
            shareholders' equity              $5,025,662         $    -      $5,025,662              $38,255,000        $43,280,662
                                              ==========         ======      ==========              ===========        ===========

Adjustments reflect the following:
(a)      Records the cash proceeds from the issuance of 1,000,000 shares of
         Go2Pharmacy.com common stock, net of estimated offering costs (based on
         an assumed initial offering price of $10 per share). Offering costs                                             $8,255,000
         $8,255,000 primarily consist of underwriting discounts and commissions,                                       ============
         legal fees, accounting fees, and printing expenses.

(b)      Records the purchase of Go2 Acquisition as follows:

         Common Stock Issued at a value of $10 per share                                                                $30,000,000
         Less:  assets acquired, net                                                                                        250,000
                                                                                                                       ------------

         Intangible assets (primarily goodwill)                                                                         $29,750,000
                                                                                                                        ===========

                              GO2PHARMACY.COM, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        For the Year Ended March 31, 1999

                                   Go2
                               Pharmacy.com                               Go2                                               Go2
                                 For the        Energy Factors       Acquisition                                       Pharmacy.com
                                Year Ended     April 1, 1998 to    April 1, 1998 to                      Pro Forma      Pro Forma
                              March 31, 1999     June 12, 1998      March 31, 1999       Total           Adjustment      Combined
                              --------------     -------------      --------------       -----           ----------      --------
                                (Audited)        (Unaudited)         (Unaudited)
Revenues                        $4,845,876        $ 658,565              $     -       $5,504,441            $     -     $5,504,441
Cost of goods sold               3,419,046          562,026                    -        3,981,072                  -      3,981,072
                                ----------        ---------              -------     ------------        -----------    -----------

                                                                                                                   -      1,523,369
Gross profit                     1,426,830           96,539                    -        1,523,369
Selling, general and                                                                               (c)     1,983,333
  administrative expenses        1,504,514          364,451                    -        1,868,965  (a)       (40,267)     3,812,031
                                ----------        ---------              -------     ------------        -----------    -----------

Operating income (loss)           (77,684)         (267,912)                   -         (345,596)        (1,943,066)    (2,288,662)

Other expense, net               (158,721)          (31,383)                   -         (190,104) (b)        12,500       (177,604)
                                ----------        ---------              -------     ------------        -----------    -----------

Income (loss) before income
  Taxes                          (236,405)         (299,295)                   -         (535,700)        (1,930,566)    (2,466,266)

Income taxes                            -                 -                    -               -                    -             -
                                ----------        ---------              -------     ------------        -----------    -----------

Net income (loss)               $(236,405)        $(299,295)             $     -        $(535,700)       $(1,930,566)   $(2,466,266)
                                =========         =========              =======     ============        ===========    ===========

Basic and diluted loss
   per share                     $  (0.08)                                                                                 $  (0.41)
                                 ========                                                                                 =========

Basic and diluted weighted
  average number of common
  shares outstanding            3,000,000                                                                                 6,000,000
                                =========                                                                                 =========


                              GO2PHARMACY.COM, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        For the Year Ended March 31, 1999


Adjustment reflects the following:

(a)      Selling, general and administrative expenses:
           Decrease in executive salaries and related payroll taxes through
             employment contracts and dismissals associated with Energy Factors               $ (47,970)
           Decrease in depreciation expense due to fair market value adjustments
             on assets acquired associated with Energy Factors                                   (9,762)
           Increase in amortization of goodwill associated with Energy Factors                   17,465
                                                                                             ----------

                                                                                              $ (40,267)
                                                                                             ==========
(b)      Other expense:
           Decrease in interest expense associated with Energy Factors
             termination of factoring agreements on accounts receivable                       $ (12,500)
                                                                                             ==========

(c)      Amortization of goodwill associated with Go2 Acquisition amortized over
           a 15 year life.                                                                   $1,983,333
                                                                                             ==========

                              GO2PHARMACY.COM, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 1999

                                                    Go2             Go2
                                               Pharmacy.com     Acquisition
                                               For the Nine     For the Nine                                            Go2
                                               Months Ended     Months Ended                                       Pharmacy.com
                                               December 31,     December 31,                        Pro Forma        Pro Forma
                                                   1999             1999           Total          Adjustments        Combined
                                               ------------     ------------    -----------       -----------      ------------
                                                (Audited)        (Unaudited)
Revenues                                       $ 4,506,961      $    --         $ 4,506,961        $     --        $ 4,506,961

Cost of goods sold                               2,972,424           --           2,972,424              --          2,972,424
                                               -----------        -------       -----------       -----------      -----------


Gross profit                                     1,534,537           --           1,534,537              --          1,534,537

Selling, general and administrative expenses     1,468,410           --           1,468,410(a)      1,450,000        2,918,410
                                               -----------        -------       -----------       -----------      -----------

Operating income (loss)                             66,127           --              66,127        (1,450,000)      (1,383,873)

Other expense, net                                (140,936)          --            (140,936)             --           (140,936)
                                               -----------        -------       -----------       -----------      -----------


Income (loss) before income taxes                  (74,809)          --             (74,809)       (1,450,000)      (1,524,809)

Income taxes                                          --             --                --                --               --
                                               -----------        -------       -----------       -----------      -----------

Net income (loss)                              $   (74,809)     $    --         $   (74,809)      $(1,450,000)     $(1,524,809)
                                               ===========        =======       ===========       ===========      ===========

Basic and diluted loss per share               $     (0.02)                                                        $      (.25)
                                               ===========                                                         ===========

Basic and diluted weighted average numbers of
  common shares outstanding                      3,000,000                                                           6,000,000
                                               ===========                                                         ===========

Adjustment reflects the following:

(a)      Amortization of goodwill associated with Go2 Acquisition amortized over a 15 year life.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Go2Pharmacy.com, Inc.
Largo, Florida

We have audited the accompanying balance sheet of Go2Pharmacy.com, Inc. as of March 31, 1999, and the related statement of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go2Pharmacy.com, Inc. as of March 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                /s/ BRIMMER, BUREK & KEELAN LLP
                                                    BRIMMER, BUREK & KEELAN LLP
                                                    Certified Public Accountants

Tampa, Florida
May 9, 2000

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and
 Board of Directors
Nu-Wave Health Products, Inc.

We have audited the accompanying balance sheet of Nu-Wave Health Products, Inc. (a wholly owned subsidiary of Dynamic Health Products, Inc., formerly known as Direct Rx Healthcare, Inc.) as of March 31, 1998 and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nu-Wave Health Products, Inc. as of March 31, 1998 and the results of its operations and its cash flows for the year ended March 31, 1998, in conformity with generally accepted accounting principles.

/s/ KIRKLAND, RUSS, MURPHY & TAPP
    Kirkland, Russ, Murphy & Tapp


Clearwater, Florida
November 1, 1999

                              GO2PHARMACY.COM, INC.
                                 BALANCE SHEETS

                                                                     MARCH 31,      MARCH 31,     DECEMBER 31,
                                                                        1998          1999           1999
                                                                    -----------    -----------    -----------
                              ASSETS                                                              (UNAUDITED)
Current assets:
  Cash                                                              $   239,604    $    16,206    $    84,761
  Accounts receivable, net                                              179,099        763,558        849,153
  Inventories                                                           224,632      1,284,570      1,475,165
  Prepaid expenses and other current assets                              20,492         24,466        162,816
  Due from affiliates, net                                                  -          157,935        299,390
                                                                    -----------    -----------    -----------
     Total current assets                                               663,827      2,246,735      2,871,285

Property, plant and equipment, net                                      176,462      2,317,212      1,132,995

Intangible assets (primarily goodwill), net                               8,223        861,024        859,180
Other assets                                                             25,486        160,075        162,202
                                                                    -----------    -----------    -----------

     TOTAL ASSETS                                                   $   873,998    $ 5,585,046    $ 5,025,662
                                                                    ===========    ===========    ===========

                   LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Credit lines payable                                                   $  -      $   949,139    $ 1,604,557
  Current portion of long-term obligations                               28,927        370,569        236,411
  Accounts payable                                                      331,715      1,174,460        949,841
  Accrued expenses                                                       72,397        177,125         40,287
  Obligations to related parties                                            -           25,000         81,780
  Due to parent                                                         247,836      1,898,160        384,622
                                                                    -----------    -----------    -----------
     Total current liabilities                                          680,875      4,594,453      3,297,498

Long-term obligations, less current portion                             258,974      1,292,849        605,229
                                                                    -----------    -----------    -----------

     TOTAL LIABILITIES                                                  939,849      5,887,302      3,902,727

Commitments and contingencies

Shareholder's equity (deficit):
  Preferred stock, no par value, 6,000,000 shares
    authorized, 0, 0, and 150,000 issued and outstanding,
    at face value, respectively                                             -              -        1,500,000
  Common stock, $.01 par value; 24,000,000 shares
    authorized; 3,000,000 shares issued and outstanding                  30,000         30,000         30,000
  Accumulated deficit                                                   (95,851)      (332,256)      (407,065)
                                                                    -----------    -----------    -----------

     TOTAL SHAREHOLDER'S EQUITY (DEFICIT)                               (65,851)      (302,256)     1,122,935
                                                                    -----------    -----------    -----------

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)           $   873,998    $ 5,585,046    $ 5,025,662
                                                                    ===========    ===========    ===========

                 See accompanying notes to financial statements.

                              GO2PHARMACY.COM, INC.
                            STATEMENTS OF OPERATIONS

                                                                                             NINE MONTHS ENDED
                                                             YEAR ENDED MARCH 31,               DECEMBER 31,
                                                          --------------------------    --------------------------
                                                              1998           1999           1998           1999
                                                          -----------    -----------    -----------    -----------
                                                                                        (UNAUDITED)    (UNAUDITED)
Revenues                                                  $ 1,906,935    $ 4,845,876    $ 3,429,753    $ 4,506,961

Cost of goods sold                                          1,388,816      3,419,046      2,599,535      2,972,424
                                                          -----------    -----------    -----------    -----------

Gross profit                                                  518,119      1,426,830        830,218      1,534,537

Selling, general and administrative
  expenses                                                    468,578      1,504,514      1,144,640      1,468,410
                                                          -----------    -----------    -----------    -----------

Operating income (loss) before other
  income (expense)                                             49,541        (77,684)      (314,422)        66,127

Other income (expense):
  Other income and expenses, net                                5,026         93,313         91,132        110,913
  Interest expense, net                                        (4,592)      (252,034)      (179,599)      (251,849)
                                                          -----------    -----------    -----------    -----------
     Total other income (expense)                                 434       (158,721)       (88,467)      (140,936)

income (loss) before income taxes                              49,975       (236,405)      (402,889)       (74,809)

Income taxes
                                                                  --             --             --             --
                                                          -----------    -----------    -----------    -----------

Net income (loss)                                         $    49,975    $  (236,405)   $  (402,889)   $   (74,809)
                                                          ===========    ===========    ===========    ===========

Net income (loss) available to common
  shareholders

Basic and diluted income (loss) per share                 $      0.02    $     (0.08)   $     (0.13)   $     (0.02)
                                                          ===========    ===========    ===========    ===========

Basic and diluted weighted average number of
  common shares outstanding                                 3,000,000      3,000,000      3,000,000      3,000,000
                                                          ===========    ===========    ===========    ===========

                 See accompanying notes to financial statements.

                              GO2PHARMACY.COM, INC.
                   STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)

                                                                                                                          TOTAL
                                            PREFERRED STOCK            COMMON STOCK        ADDITIONAL                  SHAREHOLDER'S
                                       ------------------------  -----------------------     PAID-IN      ACCUMULATED     EQUITY
                                          SHARES      DOLLARS       SHARES       DOLLARS     CAPITAL        DEFICIT      (DEFICIT)
                                       -----------  -----------  -----------  -----------  -----------    -----------   -----------
BALANCES AT MARCH 31, 1997                    --        $  --      3,000,000  $    30,000      $  --      $  (145,826)  $  (115,826)
  Net income                                  --           --           --           --           --           49,975        49,975
                                       -----------  -----------  -----------  -----------  -----------    -----------   -----------

BALANCES AT MARCH 31, 1998                    --           --      3,000,000       30,000         --          (95,851)      (65,851)
  Net loss                                    --           --           --           --           --         (236,405)     (236,405)
                                       -----------  -----------  -----------  -----------  -----------    -----------   -----------

BALANCES AT MARCH 31, 1999                    --           --      3,000,000       30,000         --         (332,256)     (302,256)
  Conversion of due to parent to
    preferred stock (unaudited)            150,000    1,500,000         --           --           --             --       1,500,000
  Net loss (unaudited)                        --           --           --           --           --          (74,809)      (74,809)
                                       -----------  -----------  -----------  -----------  -----------    -----------   -----------

BALANCES AT DECEMBER 31, 1999
  (UNAUDITED)                              150,000  $ 1,500,000    3,000,000  $    30,000      $  --      $  (407,065)  $ 1,122,935
                                       ===========  ===========  ===========  ===========  ===========    ===========   ===========

                 See accompanying notes to financial statements.

                              GO2PHARMACY.COM, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                         NINE MONTHS ENDED
                                                          YEAR ENDED MARCH 31,               DECEMBER 31,
                                                       --------------------------    --------------------------
                                                           1998           1999           1998           1999
                                                       -----------    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                (UNAUDITED)    (UNAUDITED)
  Net income (loss)                                    $    49,975    $  (236,405)   $  (402,889)   $   (74,809)
  Adjustments to reconcile net income (loss) to net
    cash from operating activities:
      Depreciation and amortization                         32,614        226,764        155,695        207,710
      Gain on involuntary conversion of property               -          (81,192)       (81,192)           -
      Changes in operating assets and liabilities
        (exclusive of effect of business
          acquisitions):
          Accounts receivable                              (64,415)      (553,010)      (348,431)       (85,595)
          Inventory                                       (116,586)      (485,095)       (62,342)      (190,595)
          Prepaid expenses and other current assets         (5,064)        60,540        (20,597)      (138,350)
          Other assets                                     (13,199)      (149,477)        10,643        (36,352)
          Accounts payable                                 142,897        (31,499)       (74,328)      (224,619)
          Accrued expenses                                     -          (56,193)      (114,952)       (99,788)
                                                       -----------    -----------    -----------    -----------
               NET CASH PROVIDED BY (USED IN)
                  OPERATING ACTIVITIES                      26,222     (1,305,567)      (938,393)      (642,398)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment               (37,147)      (174,733)      (137,895)      (435,713)
  Proceeds from involuntary conversion of
    property                                                   -           99,100         99,100            -
                                                       -----------    -----------    -----------    -----------
               NET CASH USED IN INVESTING ACTIVITIES       (37,147)       (75,633)       (38,795)      (435,713)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in credit lines payable                           -          949,139        200,000        655,418
  Proceeds from issuance of long-term obligations          240,200        620,109         56,147        271,252
  Payments of long-term obligations                        (21,567)      (831,995)      (109,691)      (208,680)
  Increase in due to/from parent and affiliates, net           -          420,549        591,128        428,676
                                                       -----------    -----------    -----------    -----------
               NET CASH PROVIDED BY FINANCING
                  ACTIVITIES                               218,633      1,157,802        737,584      1,146,666
                                                       -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH                            207,708       (223,398)      (239,604)        68,555

CASH AT BEGINNING OF PERIOD                                 31,896        239,604        239,604         16,206
                                                       -----------    -----------    -----------    -----------

CASH AT END OF PERIOD                                  $   239,604    $    16,206         $  -      $    84,761
                                                       ===========    ===========    ===========    ===========

                 See accompanying notes to financial statements.

                              GO2PHARMACY.COM, INC.
                      STATEMENTS OF CASH FLOWS - CONTINUED

                                                                                         NINE MONTHS ENDED
                                                          YEAR ENDED MARCH 31,               DECEMBER 31,
                                                       --------------------------    --------------------------
                                                           1998           1999           1998           1999
                                                       -----------    -----------    -----------    -----------
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest                $  4,592        $ 250,956    $145,228       $288,468
  Cash paid during the period for income taxes            $    --         $     --     $     --       $     --


During the fiscal year ended March 31, 1998, the Company incurred $63,635 of capital lease obligations for the purchase of equipment.

During the fiscal year ended March 31, 1999, Dynamic acquired Energy Factors, which resulted in the recording on the books of the Company of approximately $2.8 million of tangible assets, approximately $900,000 of goodwill, approximately $2.9 million of liabilities and approximately $800,000 of obligations to Dynamic.

In September 1999, the Company transferred approximately $1.5 million of land and building to its parent. In conjunction with the property transfer, approximately $484,000 of the Company's obligations to its parent was extinguished (See Note 6).

In September 1999, the Company issued 150,000 shares of its preferred stock to its parent in conversion of $1,500,000 of the Company's obligations to its parent.


                 See accompanying notes to financial statements.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999



NOTE 1 - BACKGROUND INFORMATION


Go2Pharmacy.com, Inc. (the "Company"), a Florida Corporation, is a wholly owned subsidiary of Dynamic Health Products, Inc. ("Dynamic"). Dynamic's manufacturing division ("NuWave") was merged with Energy Factors, Inc. ("EFI") in June 1998 when Dynamic acquired EFI with EFI as the surviving company which was renamed Innovative Health Products, Inc. In February 2000, the Company changed its name from Innovative Health Products, Inc. to Go2Pharmacy.com, Inc., and continues to do business as Innovative Health Products, Inc. Subsequent to June 1998, Dynamic became a holding company and maintained the records of the corporation.

As a result of the merger between the Company and the manufacturing operations of Dynamic, the statement of operations for the year ended March 31, 1998 include only the NuWave operations. The statement of operations for the year ended March 31, 1999 include the NuWave operations from April 1, 1998 and the operations of the Company (formerly "EFI") from June 1998 when it merged with NuWave.

Go2Pharmacy.com creates, manufactures, develops, packages, and distributes a wide variety of proprietary and private label dietary supplements, over-the-counter drugs, and health and beauty care products. Go2Pharmacy.com's primary business is the contract manufacture of products for others throughout the United States. The channels of distribution for the products it manufactures for others include health food, drug, convenience, and mass-market stores, and direct marketing and catalog sales.



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


A.       RESTATEMENT

Unless otherwise noted, all information has been adjusted to retroactively reflect the Company's common stock split to 3,000,000 shares issued and outstanding.

B.       CASH AND CASH EQUIVALENTS


For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


C.       INVENTORIES


Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


D.       PROPERTY, PLANT AND EQUIPMENT


Depreciation is provided for using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (asset categories range from three to seven years). Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Leased equipment under capital leases is amortized using the straight-line method over the lives of the respective leases or over the service lives of the assets for those leases that substantially transfer ownership. Accelerated methods are used for tax depreciation.


E.       INTANGIBLE ASSETS

Intangible assets consist primarily of the excess of cost over the net assets acquired relating to the acquisition (see Note 3). The excess of cost over net assets acquired (goodwill) is amortized over periods from 15 to 20 years, using the straight-line method. Accumulated amortization was approximately $9,000, $54,000, and $91,000 at March 31, 1998 and 1999 and December 31, 1999,
respectively. Amortization expense totaled $3,367, $44,010, $29,337, and $36,069 for the years ended March 31, 1998 and 1999 and for the nine months ended December 31, 1998 and 1999, respectively.

F.       IMPAIRMENT OF ASSETS

In accordance with the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Company's policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate that the remaining unamortized balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of related undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There have been no impairment losses recorded for the fiscal years 1998 or 1999 or for the nine month period ended December 31, 1999.

G.       INCOME TAXES

The Company utilizes the guidance provided by Statement of Financial Accounting Standards No. 109 (SFAS 109), ACCOUNTING FOR INCOME TAXES. Under the liability method specified by SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities. The Company is part of the parent company, Dynamic Health Products, Inc.'s consolidated group tax return; accordingly, the deferred taxes as described in Note 8, reflect that portion of the consolidated group attributable to the Company.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


H.       EARNINGS (LOSS) PER COMMON SHARE

Earnings (loss) per share are computed using the basic and diluted calculations on the face of the statement of operations. Basic earnings (loss) per share are calculated by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period, adjusted for the dilutive effect of common stock equivalents, using the treasury stock method. There were no potentially dilutive instruments outstanding for all periods presented.

I.       USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at March 31, 1998 and 1999 and December 31, 1999, as well as the reported amounts of revenues and expenses for the fiscal years ended March 31, 1998 and 1999 and for the nine months ended December 31, 1998 and 1999. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

J.       REVENUE RECOGNITION

Revenues are recognized for the Company when the merchandise is shipped to the customer.


K.       ADVERTISING COSTS

The Company charges advertising costs to expense as incurred. Advertising expense was $1,500, $24,000, $5,182, and $4,901 for the years ended March 31, 1998 and 1999 and for the nine months ended December 31, 1998 and 1999, respectively.

L.       FAIR VALUE OF FINANCIAL INSTRUMENTS


The Company, in estimating its fair value disclosures for financial instruments, uses the following methods and assumptions:

         CASH, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED EXPENSES: The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value due to their relatively short maturity.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


         LONG-TERM OBLIGATIONS: The fair value of the Company's fixed-rate long-term obligations is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. At March 31, 1998 and 1999 and December 31, 1999, the fair value of the Company's long-term obligations approximated its carrying value.

         CREDIT LINES PAYABLE: The carrying amount of the Company's credit lines payable approximates fair market value since the interest rate on these instruments changes with market interest rates.

M.       DUE TO PARENT

Amounts due to parent arise primarily as Dynamic's available cash is advanced to the Company for purposes of consolidated cash management. The Company repays Dynamic's cash advances, as Dynamic requires funds for operations.

A management fee is charged to the Company by Dynamic, which reflects the Company's portion of corporate general and administrative expenses.

N.       UNAUDITED FINANCIAL STATEMENTS

The unaudited financial statements and the related notes thereto for December 31, 1998 and 1999 include all normal and recurring adjustments which, in the opinion of management, are necessary for a fair presentation and are prepared on the same basis as audited annual statements. The interim results are not necessarily indicative of the results that may be expected for the full year.

O.       RECLASSIFICATIONS

Certain reclassifications have been made to the financial statements for the nine month period ended December 31, 1998 and the fiscal year ended March 31, 1998 to conform to the presentation at March 31, 1999 and December 31, 1999.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999

NOTE 3 - ACQUISITION

On June 12, 1998, Energy Factors, Inc., a wholly owned subsidiary of U.S. Diversified Technologies, Inc., was acquired by an exchange of its capital stock for 310,000 shares of Series A Convertible Preferred Stock of Dynamic representing a fair market value of approximately $775,000. The Preferred Stock valuation of $2.50 per share is based on several factors, including prices of recent common stock issuances of Dynamic. The acquisition was accounted for under the purchase method of accounting and has been recorded on the books of the Company. Management has determined that the goodwill of approximately $881,000 associated with this transaction will be amortized over a 20-year life. Subsequent to the acquisition, Energy Factors, Inc. changed its name to Innovative Health Products, Inc. In February 2000, its name was changed to Go2Pharmacy.com, Inc. The results of operations of Energy Factors have been reflected in the Company's results of operations beginning immediately subsequent to the acquisition date of June 12, 1998.


The aggregate purchase price of $775,000 was allocated as follows:

         Inventory                       $   575,000
         Property, plant and equipment     2,167,000
         Other assets                         82,000
         Goodwill                            881,000
                                         -----------
                                           3,705,000
         Less: liabilities assumed        (2,930,000)
                                         -----------

                                         $   775,000
                                         ===========


The following pro forma information has been derived from the historical financial statements of Go2Pharmacy.com and such information has been adjusted to give effect to the acquisition of Energy Factors, assuming that the acquisition of Energy Factors occurred on April 1, 1997. The unaudited pro forma financial information is not necessarily indicative of the results, which would actually have occurred had the transaction been in effect on the dates and for the periods indicated or which may result in the future.


                                       Years Ended March 31,
                                    --------------------------
                                        1998           1999
                                    -----------    -----------
        Revenues                    $ 7,661,000    $ 5,505,000
        Operating loss              $  (286,000)   $  (305,000)
        Net loss                    $  (316,000)   $  (482,000)
        Net loss per common share   $     (0.08)   $     (0.12)

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999


NOTE 4 - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

                                                                      MARCH  31,
                                                            ---------------------------------     DECEMBER 31,
                                                                 1998              1999               1999
                                                            ----------------  ----------------    ------------
                                                                                                  (Unaudited)
           Trade accounts receivable                         $207,599          $871,080            $ 963,421
           Less allowance for doubtful accounts               (28,500)         (107,522)            (114,268)
                                                             --------          --------             --------

                                                             $179,099          $763,558            $ 849,153
                                                              =======          ========             ========


NOTE 5 - INVENTORIES

Inventories consist of the following:

                                                                      MARCH  31,
                                                            ---------------------------------     DECEMBER 31,
                                                                 1998              1999               1999
                                                            ----------------  ----------------    ------------
                                                                                                  (Unaudited)
                Raw materials                                $156,247        $1,104,822           $1,281,346
                Work in process                                56,048           150,721              161,517
                Finished goods                                 12,337            29,027               32,302
                                                             --------          --------             --------

                                                             $224,632         $1,284,570           $1,475,165
                                                             ========          =========            =========

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant, and equipment, net, consist of the following:

                                                                      MARCH  31,
                                                            ---------------------------------     DECEMBER 31,
                                                                 1998              1999               1999
                                                            ----------------  ----------------    ------------
                                                                                                  (Unaudited)
           Land and building                               $     -           $1,421,460          $      -
           Machinery and equipment                            196,784           997,827            1,172,934
           Furniture, fixtures and equipment                   14,998           110,252              266,996
           Leasehold improvements                              13,766            19,514               24,370
                                                             --------          --------             --------
                                                              225,548         2,549,053            1,464,300
           Less accumulated depreciation and
             amortization                                     (49,086)         (231,841)            (331,305)
                                                             --------          --------             --------

                                                             $176,462        $2,317,212           $1,132,995
                                                              =======         =========            =========

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999




NOTE 6 - PROPERTY, PLANT AND EQUIPMENT, NET - (CONTINUED)

Depreciation and leasehold amortization expense totaled $29,271, $182,755, $126,358, and $130,761 for the years ended March 31, 1998 and 1999 and for the nine months ended December 31, 1998 and 1999.

In September 1999, the Company transferred land and building to its parent company at net book value, which approximated market value. In conjunction with the transfer, the parent satisfied all outstanding mortgages on the property and reduced the Company's obligation to the parent by approximately $480,000, which represented the difference between the net book value and amounts outstanding under the then existing mortgages. Additionally, the Company agreed to lease the property from the parent for $16,000 per month, subject to annual inflationary adjustments, for a period of ten years.


NOTE 7 - RELATED PARTY TRANSACTIONS


For the fiscal year ended March 31, 1998 and 1999 and for the nine months ended December 31, 1998 and 1999, revenues of approximately $0, $297,000, $286,994, and $234,107, respectively, were recorded from sales by the Company to other companies owned by Dynamic.

In August and September 1999, the Company borrowed a total of $86,500 from the Chairman of the Company. The notes bear interest at 10% per annum and interest totaled $2,233 for the nine months ended December 31, 1999, and are payable on demand. In December 1999, the notes and related interest were paid.

In June 1998, the Company assumed a $25,000 note payable to the parent's Vice Chairman of Business Development, associated with the June 12, 1998 Energy Factors acquisition. The note bears interest at 10.8% per annum and interest totaled $229 for the year ended March 31, 1999 and $2,034 for the nine months ended December 31, 1999. The note is to be repaid in 24 equal monthly payments beginning September 1, 1999.

Due from affiliates represents balances owed the Company, predominantly from Dynamic Life, inc., a wholly owned subsidiary of the parent. The receivables have no maturity date and are non-interest bearing.

See Note 6 for discussion of land and building transfer and property leased from the Company's parent.

See Note 13 for issuance of preferred stock in exchange for the satisfaction of $1,500,000 of obligations due to the Company's parent.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999

In May 1998, prior to the acquisition of Energy Factors, Inc. by Dynamic Health Products, Inc., Dynamic loaned $100,000 to Energy Factors, Inc. See Note 3 regarding the acquisition.

In December 1999, the Company established a $500,000 line of credit secured and guaranteed by the Company's parent. See Note 11.

NON-COMPETE AGREEMENT

As part of the acquisition of Energy Factors, the Company entered into a non-competition agreement with Chris Starkey (a former stockholder of the parent of Energy Factors) for a period of three years from June 12, 1998 and covers the geographic area of Florida.

JOINT VENTURE

The Company entered into a joint venture with a non-affiliated third party as of March 1, 1999 whereby the Company owns 51% of the joint venture and the non-affiliated third party owns 49%. The agreement calls for a contribution of $15,000 by the non-affiliated third party and $45,000 of inventory by the Company. The joint venture will split profits 75% to the Company and 25% to the non-affiliated third party until all loans by the parties are repaid and then the profits are to be split 50/50 and as of March 31, 1999 has had insignificant activity.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999


NOTE 8 - INCOME TAXES


The Company's taxable income is included in a consolidated income tax return with its parent. The following is presented as if the Company was reported on a stand-alone basis. Income taxes for the years ended March 31, 1998 and 1999 and the nine months ended December 31, 1998 and 1999 differ from the amounts computed by applying the effective U.S. federal income tax rate of 34% to income before income taxes as a result of the following:

                                                                   YEAR ENDED                    NINE MONTHS ENDED
                                                                    MARCH 31,                      DECEMBER 31,
                                                         ------------------------------  ------------------------------
                                                              1998            1999           1998               1999
                                                         --------------  --------------  ------------     -------------
           Computed tax expense at the                                                     (Unaudited)      (Unaudited)
             statutory rate                                   $ 17,000        $(80,000)     $(137,000)         $(25,000)
           Increase (decrease) in taxes resulting from:
               State income taxes, net of federal
                 tax benefit                                     2,000          (8,000)       (15,000)           (3,000)
               Effect of permanent differences,
                 principally non-deductible
                 goodwill                                       -               17,000          9,000            15,000
               Utilization of net operating loss
                 carryforward                                  (19,000)        (12,000)       (12,000)                -
           Change in valuation allowance                        -               83,000        155,000            13,000
                                                         --------------  --------------  ------------     -------------
           Income tax expense                            $      -        $     -            $       -          $     -
                                                         ==============  ==============  =============    =============


Temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                                                            MARCH 31,
                                                                      ------------------------          DECEMBER 31,
                                                                         1998           1999                 1999
                                                                       --------       --------          ------------
           Deferred tax assets:                                                                          (Unaudited)
             Bad debts                                                 $ 11,000        $37,000             $ 40,000
             Inventories                                                  1,000          1,000                1,000
             Accrued vacation                                               -            3,000                5,000
             Deposits                                                       -           31,000               19,000
             Net operating loss carryforwards                            13,000        315,000              335,000
                                                                       --------       --------          ------------
           Gross deferred tax assets                                     25,000        387,000              400,000

           Less:  valuation allowance                                   (14,000)       (85,000)             (98,000)
                                                                       --------       --------          ------------

                                                                       $ 11,000       $302,000            $ 302,000
                                                                       ========       ========          ===========
           Deferred tax liabilities:
             Fixed asset basis differences                            $  11,000       $302,000            $ 302,000
                                                                       ========       ========          ===========

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999

NOTE 8 - INCOME TAXES - (CONTINUED)

At March 31, 1999, the Company has a tax net operating loss carryforward of approximately $900,000, to offset future taxable income. Approximately $600,000 of the net operating loss carryforward was acquired in conjunction with the acquisition. The tax net operating loss carryforwards begin to expire in 2007. The use of pre-acquisition losses is subject to limitations imposed by the Internal Revenue Code. Realization of any portion of the net deferred tax assets is uncertain. Accordingly, a valuation allowance has been established for the full amount of the net deferred tax asset. Other consolidated group members may utilize the net operating losses (other than the acquired losses) of the Company.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999





NOTE 9 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company has operating leases for facilities and certain machinery and equipment that expire at various dates through 2009. Certain leases provide an option to extend the lease term. Certain leases provide for payment by the Company of any increases in property taxes, insurance, and common area maintenance over a base amount and others provide for payment of all property taxes and insurance by the Company.

Future minimum lease payments, by year and in aggregate under non-cancelable operating leases, consist of the following at March 31, 1999:

           Year Ending March 31,
           ---------------------
                    2000                                 $ 226,770
                    2001                                   290,815
                    2002                                   223,080
                    2003                                   223,080
                    2004                                   217,900
                    Thereafter                           1,056,000
                                                         ---------

           Total minimum lease payments                 $2,237,645
                                                         =========


In conjunction with the transfer of land and building (see note 6), the Company agreed to lease the building for a ten-year term at approximately $192,000 annually. The lease provides for an annual cost-of-living increase. Management considers these lease terms to be comparable to those of unrelated third parties. The future minimum lease payments as of March 31, 1999 have been adjusted to reflect this commitment.

Total rent expense for the years ended March 31, 1998 and 1999 and for the nine months ended December 31, 1998 and 1999 was approximately $93,000, $80,000, $56,000, and $121,000, respectively.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999


NOTE 9 - COMMITMENTS AND CONTINGENCIES - (CONTINUED)

LITIGATION


The Company is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. The Company believes that none of the claims that were outstanding as of March 31, 1999 and December 31, 1999 should have a material adverse impact on its financial condition or results of operations.


YEAR 2000 ISSUE


The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company will not be fully determinable until later. To date, the Company has not had any Year 2000 problems, however, if Year 2000 problems arise within the Company, Dynamic, or entities with which the Company conducts business, the Company's revenues, and financial condition could be adversely impacted.

UNDERWRITER

As part of the public offering, as outlined in Note 14, the Company has agreed to pay the underwriter a consulting fee of $3000 per month which is to be paid in advance at the consummation of the offering.


NOTE 10 - LONG-TERM OBLIGATIONS

Long-term obligations consist of the following:




                                                                                                  March 31,             December 31,
                                                                                       ------------------------------  ------------
                                                                                         1998               1999            1999
                                                                                        --------           ----------    ---------
           Notes payable collateralized by real property, due in monthly principal payments of $12,256 plus interest at a rate of 12% through
           October 2002, requiring a balloon payment due October 2002.
           Transferred to the parent in September 1999 (see Note 14).                       $  -            $ 839,276       $    -

           Note payable collateralized by certain equipment, due in monthly principal payments of $8,192 plus interest through February 2004,
           interest rate at prime (7.75% at March 31, 1999) plus 2.25%.                        -              483,327      499,147

           Capitalized lease obligations for equipment, due in monthly principal
           and interest payments of approximately $7,499 through 2004.                    54,314              198,080      244,433

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999



NOTE 10 - LONG-TERM OBLIGATIONS - (CONTINUED)

                                                             March 31,
                                                    --------------------------    December 31,
                                                        1998           1999          1999
                                                    -----------    -----------    -----------
Unsecured 10% notes payable due at April 30, 1999       225,000            -              -

Other                                                     8,587        142,732         98,060
                                                    -----------    -----------    -----------
                                                        287,901      1,663,418        841,640
Less current maturities                                 (28,927)      (370,569)      (236,411)
                                                    -----------    -----------    -----------


                                                    $   258,974    $ 1,292,849    $   605,229
                                                    ===========    ===========    ===========

At March 31, 1999, aggregate maturities of long-term obligations are as follows:

           Year Ending March 31,
           ---------------------
                    2000                                  $  370,569
                    2001                                     201,631
                    2002                                     194,477
                    2003                                     789,477
                    2004                                     107,264
                                                          ----------

                                                          $1,663,418
                                                          ==========


NOTE 11 - CREDIT LINES PAYABLE

In February 1999, the Company established a $2 million revolving credit facility scheduled to mature in February 2002. The credit available to the Company is based on a percentage of eligible accounts receivable and inventory. A portion of the proceeds from the line of credit was funded in the form of a 60-month term loan for approximately $491,000 (see Note 10). The credit available to the Company under this line was approximately $949,000 and $1,121,000 at March 31, 1999 and December 31, 1999. The facility imposes no financial covenants. Minimum borrowing under the agreement is $1,000,000. The agreement places limitations on disposition of assets and debt funding to transactions within the normal course of business and restricts the payment of dividends to any shareholder of record of any class of Company stock during the term of the agreement. All borrowings accrue interest at prime (7.75% at March 31, 1999) plus 2.25% and are secured by all assets of the company. At March 31, 1999 and December 31, 1999, the Company had borrowed approximately $949,000 and $1,121,000, respectively, under this facility.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999


NOTE 11 - CREDIT LINES PAYABLE - (CONTINUED)

In December 1999, the Company established a $500,000 revolving credit facility with a bank. The credit facility is secured by a guarantee in the form of a Third Party Pledge Agreement and a certificate of deposit held by Dynamic. All borrowings accrue interest at 2.1% over the floating rate of the certificate of deposit (4.31% at December 31, 1999) and are payable monthly. At December 31, 1999, the Company had borrowed approximately $484,000 under this facility.

The credit lines payable are included with current liabilities instead of long-term liabilities, as management believes that this presentation better reflects the utility of the current assets as the source of repayment for the credit lines payable.

NOTE 12 - CONCENTRATION OF CREDIT RISK


Concentrations of credit risk with respect to trade accounts receivable are limited due to the distribution of sales over a large customer base as of March 31, 1998 and 1999 and December 31, 1999. For the year ended March 31, 1999, three customers represented approximately 32% of revenues derived from the Company's operations. For the year ended March 31, 1998, four customers represented approximately 67% of revenues derived from the Company's operations.


The Company has no concentration of customers within specific geographic areas outside the United States that would give rise to significant geographic credit risk.



NOTE 13 - SHAREHOLDERS' EQUITY


COMMON STOCK


As of December 31, 1999, the number of outstanding Common Stock shares has been adjusted to 3,000,000 shares at $.01 par value per share, to reflect the stock split. Subject to preferences that might be applicable to any Preferred Stock, the holders of the Common Stock are entitled to receive dividends when, as, and if declared from time to time by the Board of Directors out of funds legally available therefor. Under the terms of the Company's current credit facility, the Company is precluded from paying dividends. In the event of liquidation, dissolution, or winding up of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities subject to prior distribution rights of any Preferred Stock then outstanding. The Common Stock has no preemptive or conversion rights and is not subject to call or assessment by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999


NOTE 13 - SHAREHOLDERS' EQUITY - (CONTINUED)

PREFERRED STOCK


The Company is authorized to issue 6,000,000 shares of Preferred Stock and in September 1999 issued 150,000 shares of voting preferred stock without interest, to its parent in exchange for $1,500,000 of obligations due to its parent. The Board of Directors has the authority, without any further vote or action by the Company's shareholders, to issue Preferred Stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences, and limitations of those series to the full extent now or hereafter permitted by Florida law. The Company believes that this power to issue Preferred Stock will provide flexibility in connection with possible corporate transactions. The issuance of Preferred Stock, however, could adversely affect the voting power of holders of Common Stock and restrict their rights to receive payments upon liquidation and could have the effect of delaying, deferring, or preventing a change in control of the Company.


STOCK OPTION PLAN


On September 30, 1999, the Company adopted a Company Stock Option Plan, which provides for the grant to employees of incentive or non-qualified options to purchase up to 700,000 shares of Common Stock. The exercise price represents the estimated fair value of the Company's Common Stock at the time of the grant or the proposed public offering price, whichever is greater, as approved by the Board of Directors. All outstanding options vest upon the change in control of the Company. Options granted under the Plan expire not later than ten years after the date granted or sooner in the event of death, disability, retirement, or termination of employment. As of December 31, 1999 no options had been granted.


THE NON-EMPLOYEE PLAN


The Non-Employee Plan provides for the grant of nonqualified stock options to purchase up to 100,000 shares of Common Stock to members of the Board of Directors who are not employees of the Company. As of the date of these financial statements, such members held no options under the Non-Employee Plan. Upon the completion of the offering, each non-employee director will be granted options to purchase 4,000 shares of Common Stock for each full remaining year of the director's term at the offering price. Thereafter, on the date on which a new non-employee director is first elected or appointed, he will automatically be granted options to purchase 4,000 shares of Common Stock for each year of his initial term. Each non-employee director will be granted options to purchase 4,000 shares of Common Stock for each year of any subsequent term to which he is elected. All options become exercisable ratably over the director's term and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

                              GO2PHARMACY.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1998 AND 1999
                         AND DECEMBER 31, 1998 AND 1999

NOTE 14 - SUBSEQUENT EVENT

STOCK FOR LEGAL SERVICES

On April 2, 2000, the company agreed to issue 50,000 shares of its Common Stock to its legal counsel in lieu of payment of legal fees in conjunction with an initial public offering.

PUBLIC OFFERING

The Company filed a registration statement with the Securities and Exchange Commission to offer up to 1,150,000 shares of common stock to the public. The gross proceeds are projected to be approximately $10,000,000 and the proceeds of the offering are to be generally used to fund expansion of the business, retirement of debt and working capital.

GO 2 PHARMACY.COM

Simultaneously with the public offering, the Company has an agreement to acquire the Delaware corporation Go2Pharmacy.com, Inc. for 3,000,000 shares of common stock.

EMPLOYMENT AGREEMENTS

Simultaneously with the public offering, the Company intends to enter into three year employment agreements with the Chief Executive Officer, President and Chief Financial Officer at annual salaries of $150,000, $90,000 and $110,000, respectively.

DIRECTORS' COMPENSATION

Following the completion of the public offering, the Company intends to pay directors fees of $500 each per meeting and not less than $2,000 per year. In addition, each non-employee director will receive options to purchase 4,000 shares of common stock for each year remaining of the director's term exercisable at the public offering price.

EQUIPMENT LOAN

In December 1999, the Company established a $90,000 bank loan for the purchase of manufacturing equipment. The note bears interest at 9.5% and is payable over 36 months beginning in February 2000.

BREAKTHROUGH ENGINEERED NUTRITION, INC.

In April 2000, the Company formed a new wholly owned subsidiary to market and distribute the Company's own branded product, Lean Protein.

                              BAUM & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                        1515 UNIVERSITY DRIVE - SUITE 209
                          CORAL SPRINGS, FLORIDA 33071
                                 (954) 752-1712





                          INDEPENDENT AUDITOR'S REPORT


BOARD OF DIRECTORS
U.S. DIVERSIFIED TECHNOLOGIES, INC., AND SUBSIDIARY
LARGO, FLORIDA

We have audited the accompanying Consolidated Balance Sheet of U.S. Diversified Technologies, Inc. and its wholly owned subsidiary Energy Factors, Inc. as of December 31, 1997 and the related Consolidated Statements of Income and Retained Earnings and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Diversified Technologies, Inc. and its wholly owned subsidiary Energy Factors, Inc. as of December 31, 1997 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.





/s/ BAUM & COMPANY, P.A.
Baum & Company, P.A.

Coral Springs, Florida
June 10, 1998

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997



                                     ASSETS

CURRENT ASSETS
   Cash in Bank                                              $    58,508
   Accounts Receivable (Net of allowance
         of $25,000 for doubtful account)                        224,532
   Inventory (Note 1)
                                                                 671,239
                                                             -----------
        Total Current Assets                                     954,279
                                                             -----------
PROPERTY, PLANT & EQUIPMENT (Net) (Note 1 and 2)               1,487,075
                                                             -----------
OTHER ASSETS
   Deposits and Other Assets                                      17,096
   Deferred Tax Asset (Note 1)
                                                                 200,000
                                                             -----------
        Total Other Assets                                       217,096
                                                             -----------
          Total Assets                                       $ 2,658,450
                                                             ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt (Note 3, 4, and 5)      $   284,905
   Note payable - related party (Note 8)                          61,500
   Current portion of capitalized leases payable (Note 6)        110,253
   Advances from Customers                                       259,995
   Accounts Payable and Accrued Expenses                         765,545
                                                             -----------
         Total Current Liabilities                             1,482,198
                                                             -----------
LONG-TERM LIABILITIES
   Long-term debt (Note 3, 4, and 5)                             900,593
   Capitalized Leases Payable (Note 6)                           273,906
                                                             -----------
         Total Long-term Liabilities                           1,174,499
                                                             -----------
           Total Liabilities                                   2,656,697
                                                             -----------

STOCKHOLDER'S EQUITY
  Common Stock 40,000,000 shares
    authorized; $.01 par value;
    10,042,400 issued and outstanding                            100,424
  Retained Earnings (Deficit)                                    (98,671)
                                                             -----------
         Total Stockholders' Equity                                1,753
                                                             -----------
          Total Liabilities & Stockholders' Equity           $ 2,658,450
                                                             ===========

     See Accountant's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1997






Gross Sales                                    $ 5,753,821

Cost of Goods Sold                               4,558,525
                                               -----------

Gross Profit                                     1,195,296

General & Administrative Expenses                1,530,973
                                               -----------

   Net (loss) before other income (expenses)      (335,677)

Other Income (Expense)
    Interest Expense                              (230,593)
                                               -----------

Net (loss) before provision for income taxes      (566,270)

Provision for Income Taxes
    Deferred tax benefit (Note 1)                  200,000
                                               -----------

Net (Loss)                                        (366,270)

Retained Earnings - Beginning                      267,599
                                               -----------

Retained Earnings (Deficit) - Ending           $   (98,671)
                                               ===========








     See Accountant's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997




Cash Flows From Operating Activities
         Net Income (Loss)                                        $(366,270)

         Adjustments to Reconcile Net Income
         to net Cash Provided by Operating Activities:
            Depreciation and amortization                           171,940
            Deferred tax asset                                     (200,000)

         Changes in Operating Assets & Liabilities:
           Decrease in accounts receivable                           31,002
           Decrease in inventory                                    268,750
           Decrease in deposits and other assets                     15,583
           (Decrease) in accounts payable and
               accrued expenses                                    (409,472)
           Increase in advances from customers                      259,995
                                                                  ---------
              Net Cash Used for Operations                         (228,472)
                                                                  ---------
Cash Flow from Investing Activities:
          Acquisition of fixed assets                                (5,538)
                                                                  ---------
Cash Flow from Financing Activities:
          Proceeds from note payable from related party              62,000
          Principal payments on note payable from related party        (500)
          Proceeds from long-term debt                              219,667
          Principal payments on long-term debt                      (58,349)
          Principal payments on capitalized leases payable          (53,105)
                                                                  ---------
              Net cash provided by financing activities             169,713
                                                                  ---------

Net (Decrease)                                                      (64,297)

Cash in Bank - Beginning of Year                                    122,805
                                                                  ---------

Cash in Bank - End of Year                                        $  58,508
                                                                  =========







      See Auditor's Report and Accompanying Notes to Financial Statements.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies of U.S. Diversified Technologies, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

BUSINESS AND ORGANIZATION

The Company, incorporated in the state of Florida on September 27, 1989, is a holding company. It's wholly-owned subsidiary consist of Energy Factors, Inc. Energy Factors, Inc. manufactures food grade supplements and health/diet products.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of U.S. Diversified Technologies, Inc. and its wholly-owned subsidiary, Energy Factors, Inc. Significant intercompany balances and transactions have been eliminated in consolidation.

MANAGEMENT ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 1997 and revenues and expenses for the year ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the consolidated financial statements.

INVENTORY

Inventory is valued at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Provision for depreciation is computed using the straight line method over the estimated useful lives.

Maintenance and repairs are charged to operations. Additions and betterments which extend the useful lives of property, plant and equipment are capitalized. Upon retirement or disposal of the operating property and equipment, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue is recognized for the health products manufacturing operations when the production process is complete and the merchandise is shipped to the customer. Revenue is recognized for the mail-order operations when the merchandise is shipped to the customer.

INCOME TAXES

The Company has incurred a net operating loss in the current year thus no provision has been provided for income taxes. This net operating loss may be carried back for three years or carried forward for up to 15 years against net income.

In accordance with FASB No. 109, the Company has reflected a deferred tax benefit of $200,000 for its net operation losses.

NOTE 2 - PROPERTY AND EQUIPMENT

As of December 31, 1997, property and equipment consists of the following:


Land                              $   100,000
Building and Improvements           1,064,507
Factory Equipment                     990,035
Office Furniture and Equipment         82,442
Transportation Vehicle                 34,901
                                  -----------
                                    2,271,885
Less:  Accumulated Depreciation
             And Amortization        (784,810)
                                  -----------
                                  $ 1,487,075
                                  ===========

NOTE 3 - MORTGAGE PAYABLE

On October 22, 1992, the Company acquired an office and manufacturing facility for $800,000. The Company executed a purchase money mortgage for $800,000, payable interest only for seven months, and the remaining payments, for ten years, with interest based on the bank's prime rate plus 4%, but never less than 10% or greater than 15%. There is a balloon payment due and payable at the end of the ten year period.

On June 23, 1993, the Company obtained an additional mortgage of $235,000 to fund the costs of a building addition.

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 4 - NOTE PAYABLE - BANK

Installment obligation to finance vehicle.

NOTE 5 - NOTE PAYABLE - FACTOR

The Company has entered into an agreement with a factoring company to finance its accounts receivable.

NOTE 6 - CAPITALIZED LEASE PAYABLE

The Company has entered into various leasing arrangements to acquire fixed assets. Its been determined that these leases are capital leases, thus the underlying assets have been reflected on these financial statements.

NOTE 7 - CAPITAL TRANSACTIONS

A.) In 1996, the Company officially retired all Company treasury stock acquired since inception. Effectively, $265,000 of treasury stock has been used to reduce additional paid-in capital and any excess to reduction of retained earnings.

B.) On October 30, 1996, the Board of Directors approved a resolution whereby, in consideration for the personal guarantees by certain shareholders of approximately $1,250,000 of debt obligations of the Company, the three stockholders would receive 1,500,000 of common stock each.

NOTE 8 - RELATED PARTIES

The Company has employment contracts with its (2) operational officers who are also shareholders. Compensation to these shareholders was approximately $300,000.

As of December 31, 1997, the Company has an outstanding balance of $61,500 on a demand promissory note.

NOTE 9 - SUBSEQUENT EVENT

On June 12, 1998, the Company's wholly-owned subsidiary Energy Factors, Inc. was acquired by Nu-Wave Health Products, Inc.

NOTE 10 - SUPPLEMENTAL CASH FLOW INFORMATION

                  Interest Paid                      $230,593
                  Deferred tax benefit                200,000

               U.S. DIVERSIFIED TECHNOLOGIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 11 - CONTINGENCIES

The Company is a defendant in various lawsuits in various stages of settlement. The outcome of the matters have been accrued. The nature of these lawsuits are as follows:

(A) Dispute with landlord over condition of leased premises. The litigation was settled and paid in the amount of $30,000. There was $40,000 accrued in anticipation of the settlement.

(B) Dispute over non-payment for faulty product supplied by a vendor. The litigation was settled and paid in the amounts of $15,000. There was $12,500 accrued in anticipation of the settlement.

(C) Dispute over non-payment for product billed by a vendor. The litigation was settled and paid in the amount of $35,000. There was $32,000 accrued in anticipation of the settlement.

(D) Pending litigation involving alleged sexual harassment by two of the companies employees. The case is in the discovery stage and there are no amounts accrued in anticipation of the settlement. The company believes there will be a favorable ruling.

(E) Dispute over defective product supplied by the company to one of the company's customers. The case is in the discovery stage and there are no amounts accrued in anticipation of the settlement. The company believes there will be a favorable ruling.

(F) Dispute over non-payment on a promissory note to one of the company's vendors. The litigation was settled and paid in the amount of $10,000. There was $10,000 accrued in anticipation of the settlement.

================================================================================






                                1,000,000 SHARES

                                  COMMON STOCK






                             GO 2 PHARMACY.COM, INC.






                                -----------------

                                   PROSPECTUS

                                -----------------







                     KASHNER DAVIDSON SECURITIES CORPORATION








                         THE DATE OF THIS PROSPECTUS IS



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The Company's articles of incorporation provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Company has entered into Indemnification Agreements with its directors and executive officers in which the Company has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act, including in circumstances in which indemnification and advancement of expenses are discretionary under the Florida Act. The indemnification provided by the Florida Act and the Company's Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company intends to obtain a liability insurance policy for its directors and officers as permitted by the Florida Act, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

       The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for the underwriters' indemnification of the company and its directors and officers for certain liabilities arising under the Securities Act or otherwise.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

     SEC registration fee .................................   $     3,511.00
     NASD registration ....................................          1390.00
     Nasdaq SmallCap Market listing fee ...................        15,000.00
     Boston Stock Exchange listing fee ....................         7,500.00
     Printing and engraving ...............................        55,000.00
     Accountants' fees and expenses .......................        60,000.00
     Legal fees ...........................................       100,000.00
     Transfer agent's and warrant agent's fees and expenses         5,000.00
     Blue Sky fees and expenses ...........................        50,000.00
     Underwriter's non-accountable expense allowance ......       300,000.00
     Underwriter's consulting agreement ...................       108,000.00
     Miscellaneous ........................................        39,599.00
                                                                 -----------
         Total ............................................   $   745,000.00


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         The Company has not issued or sold any of its securities other than the 3,000,000 shares issued to its parent company, Dynamic Health Products, Inc. and 50,000 shares issued to Sichenzia, Ross & Friedman LLP in April 2000. No underwriters were involved in the transaction and there were no underwriting discounts or commissions paid in connection therewith. Each of these transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to section 4(2).

ITEM 27.   EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
------                                       -----------


  1.1             Form of Underwriting Agreement *
  3.1             Articles of Incorporation of the Company **
  3.2             Bylaws of the Company **
  3.3             Articles of Amendment to Articles of Incorporation *
  4.1             Specimen Stock Certificate of the Company *
  4.2             Form of Underwriters' Warrant *
  4.3             Form of Consulting Agreement with Underwriter*
  5.1             Opinion of Sichenzia, Ross & Friedman, LLP *
 10.1             Form of Indemnification Agreement with officers and directors *
 10.2             Form of 1999 Stock Option Plan *
 10.3             Form of 1999 Non-Employee Stock Option Plan *
 10.4             Form of Employment Agreement with Kotha S. Sekharam, Ph.D. *
 10.5             Form of Employment Agreement with Mihir K. Taneja *
 10.6             Form of Employment Agreement with Carol Dore-Falcone*
 10.7             Lease of Company's Facility at 6950 Bryan Dairy Road, Largo, Florida 33777 *
 10.8             Acquisition Agreement between Go 2 Pharmacy.com, Inc. (Florida) and
                  Go 2 Pharmacy.com, Inc. (Delaware)*
 21.1             List of Subsidiaries *
 23.1             Consent of Brimmer, Burek & Keelan LLP
 23.2             Consent of Kirkland, Russ, Murphy & Tapp
 23.3             Consent of Baum & Company, P.A.
 23.4             Consent of Sichenzia, Ross & Friedman, LLP (included in Exhibit 5.1) *

           * To be filed by amendment.
            ** Previously filed.


ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

      (i)to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (ii)to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on May 12, 2000.

GO 2 PHARMACY.COM, INC.

By:  /s/ MIHIR K. TANEJA, CHIEF EXECUTIVE OFFICER
      --------------------------------------------------------------------------
             Mihir K. Taneja, Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jugal K. Taneja and Mihir K. Taneja, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.


     SIGNATURE                                        CAPACITY                                DATE
     ---------                                        --------                                ----


/s/ JUGAL K. TANEJA                   Chairman of the Board and Director                  May 12, 2000
------------------------------------
Jugal K. Taneja

/s/ MIHIR K. TANEJA                   Chief Executive Officer, Secretary                  May 12, 2000
------------------------------------  and Director
Mihir K. Taneja


/s/ KOTHA S. SEKHARAM                 President and Director                              May 12, 2000
------------------------------------
Kotha S. Sekharam


/s/ CAROL DORE-FALCONE                Vice President and Chief Financial Officer          May 12, 2000
------------------------------------  (principal financial and accounting officer),
Carol Dore-Falcone

